Use these links to rapidly review the document
PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(5)
Commission File No. 333-132504

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 17, 2006)

$325,000,000

       2.375% CONVERTIBLE SENIOR DEBENTURES DUE 2026

Interest Payable on April 1 and October 1

Holders may convert the debentures into shares of our Class A common stock at a conversion rate of 53.6466 shares per $1,000 principal amount of debentures (representing a conversion price of approximately $18.6405 per share), subject to adjustment, at any time before the close of business on the business day immediately preceding April 1, 2026. Upon conversion, we will have the right to deliver, in lieu of shares of our Class A common stock, cash or a combination of cash and shares of our Class A common stock. At any time on or prior to the 26th business day immediately preceding the maturity date, we may irrevocably elect to deliver cash up to the aggregate principal amount of debentures to be converted, and shares of our Class A common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the debentures being converted.

At any time on or after April 6, 2013, we may redeem any of the debentures for cash at a redemption price of 100% of their principal amount, plus accrued and unpaid interest. Holders may require us to repurchase the debentures for cash at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, if any, on April 1, 2013, April 1, 2016 and April 1, 2021, or at any time prior to their maturity following a designated event, as defined in this prospectus supplement.

If a holder elects to convert its debentures in connection with certain fundamental changes that occur prior to April 1, 2013, such holder will be entitled to an increased conversion rate upon conversion in connection with any such fundamental change as described in this prospectus supplement.

The debentures are our senior unsecured debt and will rank equal in right of payment with all of our other existing and future senior unsecured debt. The debentures will effectively rank junior in right of payment to our existing and future secured debt to the extent of the value of the assets securing such debt. In addition, the debentures will be structurally subordinated to all existing and future liabilities of our subsidiaries. As of December 31, 2005, we had $1.3 billion of senior debt outstanding, of which $450 million was secured, and of which our subsidiaries were obligors of $850 million. As of December 31, 2005, we had outstanding $400 million of indebtedness that would rank pari passu with the debentures. As of December 31, 2005, our subsidiaries had outstanding approximately $1.1 billion of indebtedness and other obligations that would rank effectively senior to the debentures. For a more detailed description of the debentures, see "Description of the Debentures" beginning on page S-24.

We do not intend to apply for a listing of the debentures on any national securities exchange or for inclusion of the debentures on any automatic quotation system. Our Class A common stock is quoted on the Nasdaq National Market under the symbol "TWTC." On March 23, 2006, the reported last sale price of our Class A common stock on the Nasdaq National Market was $14.62 per share.

Investing in the debentures involves risks. See "Risk Factors" beginning on page S-7.

PRICE 100% AND ACCRUED INTEREST, IF ANY

	Price to Public	Underwriting Discounts	Proceeds to Time Warner Telecom
Per Debenture	100%	2.5%	97.5%
Total	$325,000,000	$8,125,000	$316,875,000

We have granted the underwriters the right to purchase up to an additional $48,750,000 principal amount of debentures solely to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the debentures to purchasers on March 29, 2006.

Morgan Stanley Deal Coordinator	Wachovia Securities	Deutsche Bank Securities

March 23, 2006

PROSPECTUS SUPPLEMENT

Presentation of Information
Summary
Risk Factors
Capitalization
Use of Proceeds
Price Range of Common Stock
Dividend Policy
Ratio of Earnings to Fixed Charges
Description of the Debentures
Principal Stockholders
Description of Capital Stock
Certain U.S. Federal Income Tax Considerations
Underwriting
Legal Matters
Experts
Where You Can Find More Information

PROSPECTUS

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of Time Warner Telecom since the date of this prospectus supplement.

        We have not taken any action to permit a public offering of the debentures outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the debentures and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

        In this prospectus supplement and the accompanying prospectus, we use the terms "Time Warner Telecom," "we," "us" and "our" to refer to Time Warner Telecom Inc., its subsidiary Time Warner Telecom Holdings Inc. and its subsidiaries.

i

PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the debentures that we are currently offering, and (2) the accompanying prospectus, which provides general information about our debt securities, some of which may not apply to the debentures that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

        At varying places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the Table of Contents on the preceding page. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. When used in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations and beliefs, intentions or future strategies that are signified by the words "expects," "plans," "anticipates," "intends" and "believes" or similar language. All forward-looking statements are based upon information available to us on the date such statements are made. We undertake no obligation to update or revise any forward-looking statement after the date of this prospectus supplement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained in this prospectus supplement under the caption "Risk Factors."

ii

SUMMARY

        This summary highlights selected information about our company and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section, and the other documents we refer to and incorporate by reference for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement and the accompanying prospectus. Unless otherwise noted, information in this prospectus supplement assumes that the underwriters will not exercise their over-allotment option to purchase additional debentures.

TIME WARNER TELECOM

Our Company

        We are a leading provider of managed voice and data networking solutions to a wide range of business customers and organizations throughout the United States. We deliver data, dedicated Internet access, and local and long distance voice services. Our customers are principally enterprise organizations in the health care, finance, higher education, manufacturing and hospitality industries, state, local and federal government entities, as well as long distance carriers, incumbent local exchange carriers, competitive local exchange carriers, wireless communications companies, and Internet service providers.

        We operate in 44 metropolitan markets that have high concentrations of medium- and large-sized businesses. As of December 31, 2005, our networks spanned 20,604 route miles and contained the equivalent of 965,274 fiber miles. We offer service in 22 states to approximately 5,982 buildings served entirely by our own network facilities and 16,246 buildings served through the use of our fiber network, and our switching facilities (for switched services) with leased services from other carriers to connect our distribution ring to the customer location. We continue to expand our footprint within our existing markets by connecting our network into additional buildings. We also have expanded our Internet Protocol, or IP, backbone data networking capability between markets supporting end-to-end Ethernet connections for customers, and have selectively interconnected existing service areas within regional clusters with fiber optic facilities that we own or lease. In addition, we provide on-net inter-city switched services that provide our customers a virtual presence in a remote city.

        We increased our annual revenue from $55.4 million in 1997 to $737.7 million in 2001. In early 2001, general economic conditions and the downturn in the telecommunications sector began to negatively impact our revenue growth. Our revenue decreased 6% in 2002 to $695.6 million from 2001, declined 4% in 2003 to $669.6 million from 2002, and further declined 3% in 2004 to $653.1 million. The decline in revenue resulted from customer disconnections, including service disconnections by WorldCom, Inc. (now known as Verizon), decreases in prices upon renewals of existing service agreements and a decrease in intercarrier compensation. Our revenue increased by 9% in 2005 to $708.7 million.

        In response to the impact of the downturn in the telecommunications sector and revenue performance that began in 2001, we have taken a number of steps to aggressively control costs and increase operational efficiencies, including network optimization and workforce reductions. In addition, we have increased our focus on business enterprise customers (i.e., non-carrier customers) to diversify our customer base and minimize the impacts of large carrier bankruptcies that affected our revenue growth and bad debt expense in the past. As a result of these initiatives, our gross margins have improved from 57% in 2001 to 63% in 2005. In addition, we had $393.5 million in cash, cash equivalents and investments at December 31, 2005.

Our Strategy

        Our primary objective is to be the leading provider of high quality data and telecommunications services in each of our service areas, principally utilizing our fiber facilities and our national IP backbone network to offer high value voice, data, IP and dedicated services to become the carrier of choice for medium- and large-sized business enterprises, governmental agencies and other carriers. By delivering our customers a suite of integrated network solutions, we meet the specific application needs of those customers, location by location, and create efficiencies for the customers and migrate the management of their disparate networks and services to Time Warner Telecom.

        The key elements of our business strategy include:

  •
  Leveraging our extensive local fiber and IP long haul networks to grow revenue from our existing investment to increase customer and building penetration in our existing markets;

  •
  Increasing revenue growth from new and expanded service offerings, including high-speed, high quality data networking services such as local area networks, or LAN, native LAN, which are networks that do not require protocol conversion, and IP based services, security, IP based voice applications, virtual private networks, managed services and developing future service applications to enhance our customers' voice and data networking ability;

  •
  Continuing to diversify our customer base and increasing revenue from enterprise customers, including businesses and local and federal governments; and

  •
  Continuing our disciplined approach to capital and operating expenditures in order to increase operational efficiencies, preserve our liquidity and drive us towards profitability.

Our Competitive Strengths

        We believe the following competitive strengths will help us successfully execute our business strategy:

  •
  Our proven management team, which has extensive operational experience in the telecommunications industry;

  •
  Our open network architecture, which allows us to provide a high-quality and high-capacity service utilizing "best of breed" technology;

  •
  Our extensive fiber networks, which allow us to realize higher gross margins than non-fiber based carriers;

  •
  Our broad and expanding product suite, including value-added data, IP and managed services;

  •
  Our focus on medium- and large-sized businesses, which are more likely to require the combination of advanced high-capacity services, superior reliability and high levels of customer service that we are able to provide; and

  •
  Our strong liquidity position, which we believe will allow us to fund our business plan.

Concurrent Common Stock Offering

        Our principal stockholders are concurrently offering 19,400,000 shares of our Class A common stock under a separate prospectus supplement. The offering of our debentures being made by us under this prospectus supplement is not contingent on the successful completion of the offering of the Class A common stock being made by the selling stockholders. We will not receive any proceeds from the sale of Class A common stock by the selling stockholders.

Corporate Information

        The following chart illustrates our ownership structure and material debt as of December 31, 2005 and after giving effect to this offering and the partial redemption of our 10 1/8% senior notes due 2011 following the closing of the offering. See "Use of Proceeds."

(1)
Time Warner Telecom and substantially all of Holdings' subsidiaries are guarantors under Holdings' revolver, the second priority senior secured floating rate notes due 2011 notes, the 9 1/4% senior notes due 2014 and the senior secured term loan B.

(2)
The assets and interests of Time Warner Telecom and Holdings in certain of these entities are pledged to secure Holdings' revolver and senior secured term loan B on a first priority basis and, subject to certain exceptions, Holdings' senior secured floating rate notes due 2011 on a second priority basis.

        We have two classes of common stock outstanding, Class A common stock and Class B common stock. Holders of Class A common stock have one vote per share and holders of Class B common stock have ten votes per share. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. The Class B common stock is collectively owned by subsidiaries of Time Warner Inc. and by Advance Telecom Holdings Corporation and Newhouse Telecom Holdings Corporation, or Advance/Newhouse.

        Time Warner Telecom is a Delaware corporation. Our principal executive offices are located at 10475 Park Meadows Drive, Littleton, Colorado 80124, and our telephone number is (303) 566-1000. Our web site is located at www.twtelecom.com. Information contained on our web site is not a part of this prospectus supplement.

THE OFFERING

Securities Offered	$325,000,000 principal amount of 2.375% Convertible Senior Debentures due 2026 (plus up to an additional $48,750,000 principal amount of debentures available for purchase by the underwriters solely to cover over-allotments).
Maturity Date	April 1, 2026.
Interest	2.375% per annum on the principal amount from the issue date, payable semi-annually in arrears in cash on April 1 and October 1 of each year, beginning October 1, 2006.
Conversion
You may convert the debentures into the consideration described under "Description of the Debentures—Settlement Upon Conversion" at a conversion rate equivalent to 53.6466 shares of our Class A common stock per $1,000 principal amount of debentures, representing a conversion price of approximately $18.6405 per share, subject to adjustment, at any time prior to the close of business on the business day immediately preceding the final maturity date of the debentures.

In addition, if you elect to convert your debentures in connection with certain fundamental changes that occur prior to April 1, 2013, you will be entitled to an increased conversion rate upon conversion in connection with any such fundamental change as described under "Description of the Debentures—Make Whole Amount Upon the Occurrence of a Fundamental Change."

Upon conversion, we will have the right to deliver, in lieu of shares of our Class A common stock, cash or a combination of cash and shares of our Class A common stock to satisfy our conversion obligation, in each case calculated as described under "Description of the Debentures—Settlement Upon Conversion." At any time on or prior to the 26th business day immediately preceding the maturity date, we may irrevocably elect to deliver cash up to the aggregate principal amount of debentures to be converted, and shares of our Class A common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the debentures being converted. See "Description of the Debentures—Settlement Upon Conversion—Our Right to Irrevocably Elect Net Share Settlement Upon Conversion." Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See "Description of the Debentures—Conversion of Debentures."

Ranking
The debentures will be our general, unsecured obligations and will rank effectively junior in right of payment to our existing and future secured debt to the extent of the value of the assets securing such debt, equal in right of payment with all of our existing and future unsubordinated, unsecured debt and senior in right of payment to any future debt that is subordinated to the debentures. In addition, the debentures will be structurally subordinated to all liabilities of our subsidiaries. As of December 31, 2005, we had $1.3 billion of senior debt outstanding, of which $450 million was secured debt. As of December 31, 2005, we had outstanding $400 million of indebtedness that would rank pari passu with the debentures. As of December 31, 2005, our subsidiaries had outstanding approximately $1.1 billion of indebtedness and other obligations that would rank effectively senior to the debentures. We expect from time to time to incur additional indebtedness and other liabilities. The indenture governing the debentures does not limit the amount of indebtedness that we or any of our subsidiaries may incur.
Redemption
At any time on or after April 6, 2013, we may redeem any of the debentures for cash by giving you at least 35 days' notice. We may redeem the debentures either in whole or in part at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.
Repurchase at the Option of the Holder
You may require us to repurchase all or part of your debentures for cash on April 1, 2013, April 1, 2016 and April 1, 2021 at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the date of repurchase.
Designated Event
If a designated event, as described under "Description of the Debentures—Repurchase at Option of the Holder Upon a Designated Event," occurs prior to maturity, you will have the right to require us to purchase all or part of your debentures for cash at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the date of repurchase.
Use of Proceeds	We intend to use the net proceeds from the offering to redeem a portion of our 10 1/8% senior notes due 2011.
Trading
The debentures will be a new issue of securities for which no market currently exists. Although the underwriters have informed us that they intend to make a market in the debentures, they are under no obligation to do so and may discontinue such activities at any time without notice. The debentures will not be listed on any securities exchange or included in any automated quotation system. Accordingly, we cannot assure you that any active or liquid market will develop for the debentures.

U.S. Federal Income Tax Considerations
You should consult your tax advisors with respect to the application of the United States federal income tax laws to your own particular situation as well as any tax consequences of the ownership and disposition of the debentures and our Class A common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. See "Certain U.S. Federal Income Tax Considerations."
Nasdaq National Market Symbol for our Class A Common Stock.	TWTC

Risk Factors

        See "Risk Factors," immediately following this summary, for a discussion of certain risks relating to our business and an investment in the debentures.

RISK FACTORS

        An investment in the debentures involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the debentures and our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Presentation of Information" in this prospectus supplement and "Forward-Looking Statements" in the accompanying prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Relating to Our Business

        We may be unable to sustain our revenue and cash flow growth despite the implementation of several initiatives designed to do so.

        We must expand our business and revenue in order to generate sufficient cash flow that, together with funds available under the Company's credit facility, will be sufficient to fund our capital expenditures and our debt service requirements. Beginning in 2003, we pursued several growth initiatives, including:

  •
  increasing network investments in existing markets to expand our network reach; and

  •
  launching new products and services, especially products and services that support customers' data and IP initiatives.

        Our ability to manage this expansion depends on many factors, including our ability to:

  •
  attract new customers and sell new services to existing customers;

  •
  acquire and install transmission facilities and related equipment at reasonable costs;

  •
  employ new technologies;

  •
  obtain required permits and rights-of-way;

  •
  enhance our financial, operating, and information systems to effectively manage our growth; and

  •
  accurately predict and manage the cost and timing of our capital expenditure programs.

        There is no assurance that these initiatives will continue to result in an improvement in our financial position or our results of operations. We have incurred net losses since our inception, even during periods of increasing revenue, and we expect those losses to continue for the foreseeable future.

        Several customers account for a significant portion of our revenue, and some of our customers' purchases may not continue due to customer consolidations, financial difficulties or other factors.

        We have substantial business relationships with a few large customers, especially other carriers. For the year ended December 31, 2005, our top ten customers accounted for approximately 32% of our total revenue. The highly competitive environment in the long haul carrier sector, including interexchange carriers, has challenged the financial condition and growth prospects of some of our carrier customers and could lead to further reductions in our revenue in the future. Replacing this revenue with new revenue from other carrier customers or with enterprise customer revenue may be difficult. Among other factors, individual enterprise customers tend to place smaller service orders than some of our larger carrier customers. In addition, pricing pressure on some of our more mature products may challenge our ability to grow our revenue.

        Some of our service agreements with customers are subject to termination on short notice and do not require the customer to maintain the services at current levels. Customers may not continue to purchase the same services or level of services. We have experienced significant service disconnections since 2001 due to customer bankruptcies, customers contracting their operations, price competition from other carriers for certain services, consolidation of carrier customers and customers optimizing their existing networks. A number of our customers are other telecommunications carriers and Internet service providers, which are sectors that have been particularly depressed over the past six years. In addition, there has been increasing consolidation in the telecommunications industry in recent years, and if any of our customers are acquired we may lose a significant portion of their business. SBC's merger with AT&T Corp. could result in the surviving company, now known as AT&T Inc., buying less local transport service from us in SBC's service area in the long run, and AT&T Inc.'s recently announced acquisition of BellSouth Corp., if consummated, could result in AT&T Inc. purchasing less transport from us in BellSouth's service area in the long run. In addition, revenue from a wireless carrier that was recently acquired is likely to decrease significantly in the future as a result of the acquisition. The combined revenue from this wireless carrier consolidation accounted for approximately 5% of our revenue for the year ended December 31, 2005, some portion of which we may lose.

        In the past, primarily during 2002 and 2003, a number of our customers have filed bankruptcy proceedings, including MCI. In connection with those proceedings, customers in bankruptcy may choose to assume or reject their contracts with us. If they choose to reject those contracts, our only recourse is an unsecured claim for rejection damages that is likely to result in little or no compensation to us for the lost revenue. We continue to experience customer and service disconnects in the normal course of business primarily associated with customer network optimization, cost cutting, business contractions, bankruptcies or other financial difficulties, or price competition from other providers. Disconnects represented 2.0%, 1.5%, and 1.2% of monthly revenue in 2003, 2004 and 2005, respectively. While we expect that some customers will continue to disconnect services due to the reasons mentioned above, we cannot predict the total impact on revenue from these disconnects.

        Our substantial existing debt and debt service requirements could impair our financial condition and our ability to fulfill our obligations under our debt.

        We have been carrying substantial amounts of debt, and our level of debt may affect our operations and our ability to make payments on our outstanding indebtedness. Subject to certain covenants in our credit agreement and the indentures for each of our outstanding series of senior notes, we may incur significant additional indebtedness in the future. As of December 31, 2005, our total debt and capital lease obligations were approximately $1.3 billion.

        Our substantial indebtedness could have several important effects on us. For example:

  •
  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other corporate purposes may be limited;

  •
  we may be more vulnerable to economic downturns or other adverse developments than less leveraged competitors; and

  •
  our ability to withstand competitive pressure may decrease.

        Our revolving credit facility and term loan B and the indentures relating to each outstanding series of our senior notes contain restrictive covenants that may limit our flexibility, and breach of those covenants may cause us to be in default under those agreements.

        The credit agreement for our revolving credit facility and term loan B limits, and the indentures relating to each outstanding series of our senior notes also limit, and in some circumstances prohibit, our ability to, among other things:

  •
  incur additional debt;

  •
  pay dividends;

  •
  make capital expenditures, investments or other restricted payments;

  •
  engage in sale-leaseback transactions;

  •
  engage in transactions with stockholders and affiliates;

  •
  guarantee debts;

  •
  create liens;

  •
  sell assets;

  •
  issue or sell capital stock of subsidiaries; and

  •
  engage in mergers and acquisitions.

        These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand a future downturn in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. In addition, if we do not comply with these covenants and financial covenants in our credit agreement that require us to maintain certain minimum financial ratios, the indebtedness outstanding under our credit agreement, and by reason of cross-acceleration or cross-default provisions, our senior notes and any other outstanding indebtedness we may then have, could become immediately due and payable. If we are unable to repay those amounts, the lenders under the credit agreement could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral granted to them to secure that indebtedness. If the lenders under our credit agreement were to accelerate the repayment of outstanding borrowings, we might not have sufficient assets to repay our indebtedness. In addition, the lenders under our credit agreement could refuse to lend funds if we are not in compliance with our financial covenants. We could fail to comply with the covenants in the future due to many factors, including losses of revenue due to customer disconnects or other factors or reduction in margins due to pricing pressures or rising costs.

        We will require substantial capital to expand our operations.

        The development and expansion of our networks requires substantial capital investment. If this capital is not available when needed, our business will be adversely affected. Our 2005 capital expenditures were $162.5 million, and our estimate of our 2006 capital expenditures is $165 million to $175 million. We also expect to have substantial capital expenditures thereafter.

        Our wholly-owned subsidiary has a senior secured revolving credit facility that, subject to certain conditions, allows us to borrow up to $110 million. We may be required to seek additional financing if:

  •
  our business plans and cost estimates are inaccurate;

  •
  we are not able to generate sufficient cash flow from operations to service our debt, fund our capital expenditures and finance our business operations;

  •
  we decide to significantly accelerate the expansion of our business and existing networks; or

  •
  we consummate acquisitions or joint ventures or other strategic transactions that require incremental capital.

        If we were to seek additional financing, the terms offered may place significant limits on our financial and operating flexibility, or may not be acceptable to us. The failure to raise sufficient funds if needed and on reasonable terms may require us to modify or significantly curtail our business plan. This could have a material adverse impact on our growth, ability to compete, and ability to service our debt.

        We may complete a significant business combination or other transaction that could increase our shares outstanding, and may result in a change in control, and which may also affect our leverage.

        We regularly evaluate potential acquisitions, joint ventures and other arrangements that would extend our geographic markets, expand our services, enlarge the capacity of our networks or increase the types of services provided through our networks. If we enter into a definitive agreement with respect to any acquisition, joint venture or other arrangement, we may require additional financing that could result in an increase in our leverage, result in a change of control, increase the number of outstanding shares, or all of these effects. A substantial transaction may require the consent of our lenders. There can be no assurance that we will enter into any transaction or, if we do, on what terms. In addition, the success of any significant acquisition or business combination is dependent, in part, on our ability to successfully integrate the acquired business into ours, which also carries substantial risks.

        We have experienced reductions in switched access and reciprocal compensation revenue as a result of regulatory rate reform, and we may experience further such reductions in the future.

        Over the past several years FCC regulations have reduced our interstate access revenue as well as our reciprocal compensation revenue associated with the exchange of dial-up ISP-bound traffic. The FCC has been considering proposals for an integrated intercarrier compensation regime under which all traffic exchanged between carriers would be subject to a unified rate, possibly including "bill and keep" (i.e., traffic would be exchanged without charge). Such charges could materially reduce our switched access or reciprocal compensation revenue. Proposals that include a single rate are likely to impact only switched access revenue. Such a regime would likely create an opportunity for us to recover some, but not all, lost intercarrier compensation revenue directly from end users. Switched access and reciprocal compensation together have been declining over time and represented 8% of our 2003 revenue, 6% of our 2004 revenue, and 5% of our 2005 revenue. Even without a significant change in FCC regulations, we anticipate that the contribution to revenue and Modified EBITDA from these services will continue to decline over time due to the decline in minutes terminated over our network as Internet service provider customers disconnect primary rate interface services. We cannot assure you that we will be able to compensate for the reduction in switched access and/or reciprocal compensation revenue with other revenue sources or increased volume.

        We may be adversely affected by changes in the regulation of special access services.

        We provide special access services in competition with ILECs, and we also purchase special access services from ILECs to extend the reach of our network. A significant change in the regulations governing special access services could result in either significant reductions in the special access prices charged by our ILEC competitors or in the elimination of regulations that increase the likelihood that ILECs will sell us special access on reasonable terms and conditions.

        In 2002, AT&T Corp. filed a petition at the FCC asserting that ILEC special access prices are unreasonably high and that the FCC must prescribe lower rates while it conducts a proceeding to review the appropriate framework for regulating ILEC special access prices. On January 31, 2005, the FCC released an order in which it denied AT&T's request that it prescribe lower rates and a notice of proposed rulemaking in which it proposes the adoption of new regulations that could eventually result in significant reductions in ILEC special access prices. If such price reductions were to occur, we would experience increased downward pressure on the prices we charge for special access services.

        With respect to special access services that we purchase from ILECs, those carriers have argued before the FCC that their broadband services, including special access services, should no longer be subject to regulation governing price and quality of service. In August 2005, the FCC adopted an order in the Wireline Broadband Internet Access proceeding that classified wireline broadband Internet Access services, including the underlying transmission facilities, as information services not subject to regulation as telecommunications services. However, the FCC specifically excluded from this classification special access and Ethernet transmission services we require for off-net building access. These services will remain subject to regulation as telecommunications services. Further, in the recent orders approving the SBC/AT&T and Verizon/MCI mergers, the FCC conditioned its approval upon the two companies not increasing their rates for special access for a period of 30 months, which will provide us with a period of price stability. We have advocated before the FCC that it should modify its special access pricing flexibility rules so that these services return to price-cap regulation to protect against unreasonable price increases. The FCC is expected to rule on this matter before the expiration of the 30-month period. We cannot assure you that we will continue to be able to obtain special access service on reasonable terms and conditions.

        We may be adversely affected by changes to the Communications Act.

        Congress will likely consider adopting significant revisions to the Communications Act at some point over the next several years. As part of that process, Congress is likely to consider proposals for new statutory provisions requiring intercarrier compensation reform and the deregulation of incumbent local exchange broadband services (including the elimination of the incumbent local exchange carriers' unbundling obligations and regulations governing special access services). The adoption of a new intercarrier compensation regime and the deregulation of ILEC broadband service would pose the risks described above regarding analogous FCC action.

        The market for our services is highly competitive, and many of our competitors have significant advantages that may adversely affect our ability to compete with them.

        We operate in an increasingly competitive environment and some companies may have competitive advantages over us. Most ILECs offer substantially the same services as we offer, in some cases at higher prices and in some cases at lower prices. ILECs benefit from:

  •
  long-standing relationships with their customers;

  •
  greater financial and technical resources;

  •
  the ability to subsidize local services with revenue from unrelated businesses; and

  •
  recent regulatory decisions that decrease regulatory oversight of ILECs.

        Recent consolidations involving ILECs and others may result in fewer, but stronger competitors. Further consolidation would occur if AT&T Inc.'s proposed acquisition of BellSouth Corp. is consummated. We also face competition from other CLECs. We believe that weakness in the CLEC sector has led to price competition and downward pricing pressure as certain competitors seek to increase their short-term revenue by utilizing excess capacity for new sales. Our revenue and margins may also be reduced from price cutting by other telecommunications service providers that may require us to adjust prices for existing services upon contract renewals. In particular, we believe that in some of the markets in which we operate, the ILECs are pricing their business services more aggressively than in the past, which could adversely affect our future revenues and margins.

        We depend on key personnel for our current and future performance.

        Our current and future performance depends to a significant degree upon the continued contributions of our senior management team and other key personnel. The loss or unavailability to us of any member of our senior management team or a key employee could significantly harm us. We cannot assure you that we would be able to locate or employ qualified replacements on acceptable terms for senior management or key employees if their services are no longer available.

        We may be required to record additional impairment charges in the future.

        Under U.S. generally accepted accounting principles, or U.S. GAAP, we are required to review the carrying amounts of our assets to determine whether current events or circumstances warrant adjustments to those amounts. These determinations are based in part on our judgments regarding the cash flow potential of various assets, and involve projections that are inherently subject to change based on future events. If we conclude in the future that the cash flow potential of any of our assets is significantly less than we believed at the time of purchase, and that conclusion is based on a long-term rather than short-term trend, we may need to record an impairment charge. As a result of such an analysis, we recorded a non-cash impairment charge of $212.7 million in the fourth quarter of 2002 with respect to certain long haul network assets we acquired from GST Telecommunications, Inc. out of bankruptcy and certain other local network assets. Any additional impairment charges would have a negative impact on our earnings.

        Terrorism or other business disruptions could affect our future operating results.

        Our operating results and financial condition could be materially and adversely affected in the event of a catastrophic event such as a terrorist attack on the United States, or a major earthquake, fire, hurricane or similar event that affects our central offices, corporate headquarters, network operations center or other facilities. Although we have implemented measures that are designed to mitigate the effects of a catastrophic event, we cannot predict the impact of such events.

        We depend on third party vendors for information systems.

        We have entered into agreements with vendors that provide for the development and operation of information technology systems such as billing systems. The failure of those vendors to perform their services in a timely and effective manner at acceptable costs could have a material adverse effect on our operations and our ability to monitor costs, bill customers, provision customer orders, and achieve operating efficiencies.

        If we do not adapt to rapid changes in the telecommunications industry, we could lose customers or market share.

        The telecommunications industry continues to experience rapid and significant changes in technologies and architectures to deliver new services to customers. We expect that trend to continue into the foreseeable future. Additionally, we expect that these new technologies, such as voice over IP, will enable new applications that will facilitate new services both in the network as well as at customers' premises. We believe that our future success will depend in part on our ability to anticipate or adapt to these changes and integrate them into the infrastructure and operations of our business, in order to offer on a timely basis a service that meets customer needs and demands. Our failure to obtain and integrate new technologies and applications could impact the breadth of our product portfolio resulting in product gaps, a less differentiated product suite and a less compelling offer to customers, as well as having a material adverse impact on our business, financial condition and results of operations.

        We must obtain access to rights-of-way and pole attachments on reasonable terms and conditions.

        The development, expansion, and maintenance of our networks depend on, among other things, our ability to obtain rights-of-way and pole attachments as well as certain governmental authorizations and permits. In order to compete effectively, we must obtain such rights, authorizations and permits in a timely manner, at reasonable costs, and on satisfactory terms and conditions. Any increase in the difficulty or cost of obtaining these rights, authorizations or permits could adversely affect us, particularly in areas where we must compete with companies that already have the necessary permits and access.

        We currently license fiber optic capacity from Time Warner Cable and an affiliate of Advance/Newhouse in 23 of our markets, and we must reimburse Time Warner Cable and Advance/Newhouse for the license and franchise fees associated with the fiber optic capacity we license from them. In addition, in certain cities and municipalities where we provide network services over our own fiber optic facilities, we pay license or franchise fees for the use of public rights-of-way. The 1996 Act permits municipalities to charge these fees only if they are competitively neutral and nondiscriminatory, but certain municipalities may not conform their practices to the requirements of the 1996 Act in a timely manner or without legal challenge. We also face the risks that other cities may start imposing fees, fees will be increased, or franchises will not be renewed. Some of our franchise agreements also provide for increases or renegotiation of fees at certain intervals. Increases in fees may have a negative impact on our financial condition. Similarly, the owners of poles to which Time Warner Cable or Advance/Newhouse attach facilities for which we hold a license may seek to impose higher pole attachment fees based on certain regulatory decisions, and if the pole owners' positions prevail we may be required to pay such increased fees under the terms of our capacity license with Time Warner Cable and Advance/Newhouse. An increase in pole attachment fees could have a negative impact on our financial condition. Time Warner Cable and Advance/Newhouse may terminate our capacity license before expiration upon:

  •
  a material impairment of the licensor's ability to provide the license by law;

  •
  a material breach of the capacity license by us; or

  •
  the institution of any proceedings to impose any public utility or common carrier status or obligations on the licensor, or any other proceedings challenging the licensor's operating authority as a result of the services provided to us under the capacity license.

        If the capacity licenses are terminated prior to their scheduled expiration in 2028 or are not renewed, we may need to build, lease, or otherwise obtain fiber optic capacity. The terms of those arrangements may be materially less favorable to us than the terms of our existing capacity license. In addition, the capacity licenses prohibit us from offering residential services or content services utilizing the licensed capacity.

        Changes in accounting standards regarding stock option plans could limit the desirability of granting stock options, which could harm our ability to attract and retain employees and would also negatively impact our results of operations.

        The Financial Accounting Standards Board has issued Statement No. 123R, "Share-Based Payments," or SFAS 123R, which requires all companies to treat the fair value of stock options granted to employees as an expense beginning January 1, 2006. Prior to the issuance of SFAS 123R, we were generally not required to record compensation expense in connection with stock option grants. The attractiveness to us of granting stock options will be reduced because of the additional expense we will be required to record in connection with these grants, which will negatively impact our results of operations. For example, if we had been required to expense stock option grants by applying the measurement provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," our recorded net loss for the year ended December 31, 2005 of $108.1 million and loss per share of $0.93 would have been a net loss of $123.7 million and loss per share of $1.06. Nevertheless, stock options are an important employee recruitment and retention tool, and we may not be able to attract and retain key personnel if we reduce the scope of our employee stock option program. Accordingly, our results of operations will be negatively impacted by SFAS 123R with respect to our unvested options as of the date of adoption and further as we continue to use stock options as an employee recruitment and retention tool.

Risks Relating to Our Ownership Structure

        We are controlled by the Class B stockholders.

        The Class B stockholders hold all the outstanding shares of our Class B common stock. At December 31, 2005, the Time Warner Inc. stockholder group held 71% of our voting power and 43% of our outstanding common stock, and the Advance/Newhouse stockholder group held 22% of our voting power and 13% of our outstanding common stock. After giving effect to the sale of shares of Class A common stock by the selling stockholders in the concurrent offering, the Time Warner Inc. stockholder group will hold 66.2% of our voting power and 30.0% of our outstanding common stock, and the Advance/Newhouse stockholder group will hold 20.5% of our voting power and 9.3% of our outstanding common stock. The Class B stockholders generally have the collective ability to control all matters requiring stockholder approval.

        Our Board of Directors consists of nine director positions. Under a stockholders' agreement, the Time Warner Inc. stockholder group has the right to designate four members for the board of directors, the Advance/Newhouse stockholder group has the right to designate one member, and the Class B stockholders have the power to elect the other members of the board.

        Circumstances could arise in which the interests of the Class B stockholders, as equity holders, could conflict with the interests of our Class A stockholders. In addition, the Class B stockholders may have an interest in pursuing acquisitions, divestitures, financings, and other transactions that could, in their judgment, enhance their investment, even though such transactions could impose risks on our Class A stockholders and debt holders. Our Class B stockholders are under no obligation to make any additional investments in us or to provide guaranties for debt financing by banks or other financing sources and we expect that they would be unwilling to do so.

        Time Warner Inc. can sell control of us at any time, and sales by the Class B stockholders could adversely affect us.

        The stockholders' agreement among the Class B stockholders provides that, subject to the rights of first refusal of the other holders of Class B common stock, the Class B stockholders may transfer their Class B common stock. If a holder sells all, but not less than all, of its Class B common stock as shares of Class B common stock, such holder may transfer its right to nominate Class B nominees for election to the board of directors. In addition, Advance/Newhouse has the right to participate in certain sales by the Time Warner Inc. stockholder group of its Class B common stock and any Class A common stock Time Warner Inc. may own, or Advance/Newhouse may elect to sell its shares at any time in an unrelated transaction. Each Class B stockholder has registration rights that require us to file a registration statement upon the request of one or more Class B stockholders registering such stockholders' sale of our common stock.

        Time Warner Inc. has engaged in the sale of non-strategic assets, and has indicated to us that it does not consider its investment in us to be strategic. Time Warner Inc. has informed us that it may monetize its investment in us. A sale by Time Warner Inc. of some or all of its shares of our stock could adversely affect us in a variety of ways depending on the size of the transaction and whether it is done in the form of a sale of Class B common stock to a third party or as a sale of Class A common stock. Also, a change of control event as defined in our debt agreements could trigger a requirement that we repurchase some or all of our debt obligations. If Time Warner Inc. or Advance/Newhouse sold all or a substantial portion of its shares as a sale of Class A common stock and the other Class B stockholder retained its Class B shares, the remaining Class B stockholder would continue to control us. The sale of common stock by the Class B stockholders could have other adverse impacts on our business that we cannot predict at this time.

        We may discontinue the use of the "Time Warner" name either because we decide to adopt a different brand or due to expiration of our trade name license agreement with Time Warner.

        We have been evaluating whether we want to continue to use the Time Warner Telecom name in the long term because of confusion in the markets also served by Time Warner Cable, which has also been selling business services for several years and may expand its competing services. See "The Class B stockholders and their affiliates may compete with us" below. Our Trade Name License Agreement with Time Warner Inc. expires in July 2006. Time Warner Inc. has advised us that it intends to renew the agreement through July 2007 and to terminate the agreement thereafter. As a result, we would be required to change our name to one such as "TW Telecom" or some other name that does not include "Time Warner," which would be consistent with our rebranding considerations. Time Warner Inc. has advised us that it would grant us a perpetual license to the "TW Telecom" trademark, under terms to be determined, if we choose to use that name, subject to automatic termination under certain circumstances to be defined in the license agreement. Although we believe that separate branding may be beneficial to our business, the impact on our business of a name change is uncertain and could be adverse.

        Each of the Class B stockholders has veto rights over certain actions.

        Under our restated certificate of incorporation, as long as the outstanding Class B common stock represents at least 50% of the aggregate voting power of both classes of common stock outstanding, the approval of 100% of the Class B stockholders is required:

  •
  to amend the restated certificate of incorporation, other than in connection with certain ministerial actions; or

  •
  for any direct or indirect disposition by us of capital stock of subsidiaries or assets that in either case represents substantially all our assets on a consolidated basis.

        The approval of 100% of the Class B stockholders also is required for the issuance of any additional shares of Class B common stock or any capital stock having more than one vote per share.

        The Class B stockholders and their affiliates may compete with us.

        Both Time Warner Inc. and Advance/Newhouse are diversified communications providers. They are not restricted from competing with us. We are aware that an affiliate of Time Warner Inc. offers Internet access and data services for smaller and medium-sized business customers that we believe are similar to services that we offer to these customers and that Time Warner Cable has competed with us to gain business customers for transport services in some of our markets. They may, now or in the future, provide these or other services in competition with our services. On the other hand, a provision in our capacity license agreement with Time Warner Cable precludes us, until 2028, from utilizing fiber capacity licensed from Time Warner Cable or Advance/Newhouse to offer any residential services or providing any entertainment, information or content services without the consent of the Class B stockholders in the service areas in which we license capacity from the Class B stockholders. Our business may be adversely affected if the Class B stockholders or their affiliates chose to expand their existing competing services or to offer additional competing services.

        Some of our directors may have conflicts of interest.

        Some of our directors are also directors, officers, or employees of the Class B stockholders or their affiliates. Although these directors have fiduciary obligations to us under Delaware law, they may face conflicts of interest. For example, conflicts of interest may arise with respect to certain business opportunities available to, and certain transactions involving, us. The Class B stockholders have not adopted any special voting procedures to deal with such conflicts of interest. The resolution of these conflicts may be unfavorable to us. Our restated certificate of incorporation provides for the allocation of corporate opportunities between the Class B stockholders and us.

Risks Related to this Offering

        The debentures will effectively rank junior in right of payment to our secured debt and the liabilities of our subsidiaries.

        The debentures will be our general, unsecured obligations and will effectively rank junior in right of payment to our existing and future secured debt to the extent of the value of the assets securing such debt. The debentures will be equal in right of payment with all of our existing and future unsubordinated, unsecured debt and senior in right of payment to any future debt that is subordinated in right of payment to the debentures. As of December 31, 2005, we had $1.3 billion of debt outstanding, of which $450 million was secured debt. As of December 31, 2005, we had outstanding $400 million of indebtedness that would rank pari passu with the debentures. We expect from time to time to incur additional indebtedness and other liabilities.

        In addition, the debentures will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debentures or to make any funds available therefor, whether by dividends, loans or other payments. As a result, the debentures will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. As of December 31, 2005, our subsidiaries had $1.1 billion of liabilities including outstanding debt.

        We have a holding company structure and will depend on distributions or advances from our subsidiaries to make payments on the debentures. Contractual or legal restrictions applicable to our subsidiaries could limit distributions or advances from them.

        We currently conduct substantially all our operations through subsidiaries and derive substantially all our operating income and cash flow from our subsidiaries. As a result, we depend on distributions or advances from our subsidiaries to meet our debt service obligations. In general, these subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the debentures or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. Existing or future contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain from our subsidiaries the cash that we require to pay our debt service obligations, including the debentures. Most of our subsidiaries are obligors under our existing senior credit facility, term loan and senior notes. In the event that our subsidiaries cannot pay funds necessary to enable us to meet our obligations under the debentures, we will be severely restricted in our ability to pay interest on or principal of the debentures.

        There is no public market for the debentures, which could limit their market price or your ability to sell them for an amount equal to or higher than their initial offering price.

        The debentures are a new issue of securities for which there currently is no trading market. Although the underwriters intend to make a market for the debentures, they are not obligated to do so and may terminate market making activities at any time. As a result, we cannot assure you that a liquid market will develop for the debentures. If any of the debentures are traded after their initial issuance, they may trade at a discount from their initial offering price and you may be unable to resell your debentures or may be able to sell them only at a substantial discount. Future trading prices of the debentures will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.

        We may not have the funds necessary to finance the repurchase of the debentures or may otherwise be restricted from making such repurchases if required by holders pursuant to the indenture.

        On April 1, 2013, April 1, 2016 and April 1, 2021, or upon the occurrence of a "designated event," holders may require us to repurchase their debentures for cash at a price of 100% of the principal amount of the debentures, plus accrued and unpaid interest to the repurchase date or designated event repurchase date, as the case may be. However, it is possible that we will not have sufficient funds available at such time to make the required repurchase of debentures. In addition, our ability to repurchase the debentures in such circumstances may be limited by law, by regulatory authority, by our current credit agreement, our term loan agreement, or the indentures governing our senior debt. Any future credit agreements or any other agreements relating to our or our affiliates' indebtedness could contain provisions prohibiting our repurchase of the debentures under certain circumstances, or could provide that a designated event constitutes an event of default under that agreement. If any agreement governing our or our subsidiaries' indebtedness prohibits or otherwise restricts us from repurchasing the debentures when we become obligated to do so, we could seek the consent of the lenders or other holders of indebtedness under such agreement to repurchase the debentures or attempt to refinance this indebtedness. If we do not obtain such a consent or refinance such indebtedness, we would not be permitted to repurchase the debentures without potentially causing a default under such indebtedness. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. In addition, statutory, contractual or other restrictions may also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us.

        The market price of our Class A common stock may be volatile, which could cause the value of your investment in Time Warner Telecom to decline.

        The debentures will be convertible into shares of our Class A common stock, or cash or a combination of cash and shares of our Class A common stock based on the last reported sale price of our Class A common stock on each trading day in the cash settlement averaging period, and therefore we expect that the trading price of our Class A common stock will significantly affect the trading price of the debentures. The market price of our Class A common stock historically has experienced and may continue to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our Class A common stock. Any of the following factors could affect the market price of our Class A common stock:

  •
  general market, political and economic conditions;

  •
  our failure to meet financial analysts' performance expectations; and

  •
  changes in recommendations by financial analysts;

  •
  changes in market valuations of other telecom companies.

        In addition, many of the risks described elsewhere in this "Risk Factors" section could materially and adversely affect our stock price.

        Future sales or issuances of Class A common stock may depress the trading price of our Class A common stock and the debentures.

        We maintain employee stock plans that reserved 33,527,000 shares of Class A common stock to be issued to officers and eligible employees under terms and conditions to be set by our board of directors. As of December 31, 2005, approximately 19,511,991 shares of our Class A common stock were reserved for issuance upon exercise of outstanding options with a weighted-average exercise price of $17.03 per share, and approximately 250,000 shares were subject to outstanding restricted stock awards. The sale of substantial amounts of our Class A common stock could adversely impact the market price of our Class A common stock, which could in turn negatively affect the trading price of the debentures. Our principal stockholders have registration rights, under which they could demand that we register their shares for resale. If either principal stockholder were to convert its Class B common stock into Class A common stock and attempt to sell a large number of shares, it could have a material adverse effect on the trading price of the Class A common stock and the debentures.

        In addition, the price of our Class A common stock could also be affected by possible sales of our Class A common stock by investors who view the debentures as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our Class A common stock. The hedging or arbitrage could, in turn, negatively affect the trading price of the debentures.

        Because we have made only limited covenants in the indenture for the debentures, and the terms of the debentures will not provide protection against some types of important corporate events, these limited covenants and protections against certain types of important corporate events may not protect your investment.

        The indenture for the debentures does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the debentures in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our subsidiaries' ability to incur indebtedness, which would effectively rank senior to the debentures;

  •
  limit our ability to incur secured indebtedness that would effectively rank senior to the debentures to the extent of the value of the assets securing the indebtedness;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the debentures;

  •
  restrict our subsidiaries' ability to issue securities that would be senior to the equity interests of our subsidiaries that we hold;

  •
  restrict our ability to repurchase or prepay our securities; or

  •
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our Class A common stock or other securities ranking junior to the debentures.

        Furthermore, the indenture for the debentures contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the debentures and our Class A common stock but would not constitute a "fundamental change" that permits holders to require us to repurchase their debentures. For these reasons, you should not consider the covenants in the indenture or the repurchase feature of the debentures as a significant factor in evaluating whether to invest in the debentures.

        Holders of debentures will not be entitled to any rights with respect to our Class A common stock, but will be subject to all changes made with respect to our Class A common stock.

        Holders of debentures will not be entitled to any rights with respect to our Class A common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A common stock), but will be subject to all changes affecting the Class A common stock. Holders of debentures will only be entitled to rights on the Class A common stock if as of the close of business on the conversion date (if we deliver solely shares of our Class A common stock in respect of our conversion obligation) or as of the close of business on the last trading day of the cash settlement averaging period (if we deliver cash in respect of any portion of our conversion obligation or if we have irrevocably elected net share settlement upon conversion) and in limited cases under the anti-dilution adjustments of the debentures. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before the close of business on the conversion date (if we deliver solely shares of our Class A common stock in respect of our conversion obligation) or the close of business on the last trading day of the cash settlement averaging period (if we deliver cash in respect of any portion of our conversion obligation or if we have irrevocably elected net share settlement upon conversion), holders of debentures will not be entitled to vote on the amendment, although they will nevertheless be subject upon conversion of their debentures to any changes in the powers, preferences or special rights of our Class A common stock.

        The conversion rate of the debentures may not be adjusted for all dilutive events that may occur.

        The conversion rate of the debentures is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on shares of our Class A common stock, the issuance of certain rights or warrants, subdivisions or combinations of shares of our Class A common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our Class A common stock and certain issuer tender or exchange offers as described under "Description of the Debentures—Conversion Rate Adjustments." The conversion rate will not be adjusted for other events, such as stock issuances for cash or third-party tender offers, that may adversely affect the trading price of the debentures or the Class A common stock. See "Description of the Debentures—Conversion Rate Adjustments." We are not restricted from issuing additional Class A common stock during the life of the debentures and have no obligation to consider the interests of holders of the debentures in deciding whether to issue Class A common stock. There can be no assurance that an event that adversely affects the value of the debentures, but does not result in an adjustment to the conversion rate, will not occur.

        Upon conversion of the debentures, you may receive less proceeds than expected because the value of our Class A common stock may decline after you exercise your conversion right.

        Under the debentures, a converting holder will be exposed to fluctuations in the value of our Class A common stock during the period from the date such holder tenders debentures for conversion until the date we settle our conversion obligation. Under the debentures, if we elect to settle all or any portion of our conversion obligation in cash or if we irrevocably elect net share settlement upon conversion, the conversion value that you will receive upon conversion of your debentures is in part determined by last reported sale prices of our Class A common stock for each trading day in a 20-day trading period. As described under "Description of the Debentures—Settlement Upon Conversion," all or a portion of this period may occur after the date on which your debentures are tendered for conversion. Accordingly, if the price of our Class A common stock decreases during this period, the conversion value you receive may be adversely affected. In addition, if we elect to settle a portion, but less than all, of our conversion obligation in cash or if we irrevocably elect net share settlement upon conversion and the market price of our Class A common stock at the end of such 20-trading day period is below the average last reported sale price of our Class A common stock during such period, the value of the shares of our Class A common stock that you will receive after such period is completed will be less than the value used to determine the number of shares you will receive.

        The make whole amount payable on debentures converted in connection with certain fundamental changes may not adequately compensate you for the lost option time value of your debentures as a result of such transaction.

        If certain transactions that constitute a fundamental change occur on or prior to April 1, 2013, under certain circumstances, we will increase, for the time period described herein, the conversion rate by a number of additional shares for any conversions of debentures in connection with such transaction. The number of additional shares will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our Class A common stock in the transaction constituting a fundamental change, as described below under "Description of the Debentures—Make Whole Amount Upon the Occurrence of a Fundamental Change." While the number of additional shares is designed to compensate you for the lost option time value of your debentures as a result of such transaction, such increase in the conversion rate is only an approximation of such lost value and may not adequately compensate you for such loss. If such fundamental change occurs after April 1, 2013, or if the stock price of our Class A common stock on the effective date for such fundamental change is less than $14.62 or greater than $70.00, the conversion rate will not be increased. In addition, if you convert your debentures prior to the effective date of any such fundamental change, and the fundamental change does not occur, you will not be entitled to an increased conversion rate in connection with such conversion. Our obligation to increase the conversion rate upon the occurrence of certain fundamental changes could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

        You may have to pay U.S. federal taxes if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

        We will adjust the conversion rate of the debentures for stock splits and combinations, stock dividends, cash dividends and certain other events that affect our capital structure. See "Description of the Debentures—Conversion Rate Adjustments." If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. In addition, non-U.S. holders of the debentures may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See "Certain United States Federal Income Tax Considerations—U.S. Holders—Constructive Distributions" and "Certain United States Federal Income Tax Considerations—Non-U.S. Holders—Dividends."

        Other companies may have difficulty acquiring us, even if doing so would benefit our stockholders, due to provisions under the indenture for the debentures, our corporate charter, bylaws, and option plans, as well as Delaware law.

        If a "designated event" occurs, holders of the debentures will have the right, at their option, to require us to repurchase all or a portion of their debentures. We may also be required to increase the conversion rate applicable to debentures surrendered for conversion if the designated event is also a fundamental change. In addition, the indenture for the debentures prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the debentures. These terms of the debentures could make it more difficult for other companies to acquire us, even if doing so would benefit our stockholders.

        Provisions in our certificate of incorporation, our by-laws, and under Delaware law could also make it more difficult for other companies to acquire us, even if doing so would benefit our stockholders. Our certificate of incorporation and by-laws contain the following provisions, among others, which may inhibit an acquisition of our company by a third party:

  •
  a limitation on who may call stockholder meetings; and

  •
  the ability of our board of directors to issue up to 20,000,000 shares of preferred stock without a stockholder vote.

        In addition, certain of our outstanding and unvested stock options have a feature pursuant to which, in the event we are acquired, the vesting of such options may accelerate. Accelerated vesting of our employee stock options may prove to be a deterrent to a potential acquisition of us because the acquiring company may have to implement additional retention programs to assure the continued service of our employees, and the additional dilution which will result from the accelerated vesting of our outstanding employee stock options will likely reduce the amount that would otherwise be payable to our stockholders in an acquisition.

CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2005:

  •
  on an actual basis;

  •
  on a pro forma basis to give effect to the concurrent offering of Class A common stock by our principal stockholders; and

  •
  on a pro forma as adjusted basis to give effect to the receipt of the estimated net proceeds from the sale of the debentures in this offering, after deducting the underwriting discounts and commissions and offering expenses payable by us and the application of the net proceeds as described in "Use of Proceeds."

        You should read this table in conjunction with our consolidated financial statements and the notes to those statements, which are incorporated by reference in this prospectus.

	December 31, 2005
	Actual	Pro Forma(1)	Pro Forma As Adjusted(1)
	(unaudited, in thousands)
Cash, cash equivalents and investment	$393,523	$392,726	$366,845

Current maturities of long-term debt and capital lease obligations	$4,211	$4,211	$4,211

Long-term debt and capital lease obligations	$1,246,362	$1,246,362	$1,246,362
Stockholders' equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized, none issued	—	—	—
Class A common stock, $0.01 par value; 277,300,000 shares authorized, 51,444,885 shares issued and outstanding, actual and 70,844,885 shares issued and outstanding, pro forma and pro forma as adjusted	514	708	708
Class B common stock, $0.01 par value, 162,500,000 shares authorized, 65,936,658 shares issued and outstanding, actual and 46,536,658 shares issued and outstanding, pro forma and pro forma as adjusted	659	465	465
Additional paid-in capital	1,177,845	1,177,845	1,177,845
Accumulated deficit	(914,504)	(915,301)	(936,558)

Total stockholders' equity	264,514	263,717	242,460

Total capitalization	$1,510,876	$1,510,079	$1,488,822

(1)
We estimate our total expenses associated with the concurrent Class A common stock offering to be $797,000, which will be expensed. We estimate our total expenses associated with this offering to be $9.4 million, which will be amortized over the term of the debentures. The call premium and the write off of deferred debt issue costs with the partial redemption of the 10 1/8% senior notes of $21.3 million will be recorded as a cost of debt extinguishment.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $315.6 million after deducting underwriters' discounts and estimated offering expenses (approximately $363.1 million if the underwriters exercise their over-allotment option in full).

        We intend to use proceeds from this offering to redeem a portion of our 10 1/8% senior notes due 2011. The 10 1/8% senior notes bear interest at 10 1/8% per year and are due February 15, 2011. We will pay a premium of approximately 5.1% in connection with the redemption. Pending the use of the net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

        We will receive no proceeds from the concurrent offering by our principal stockholders.

PRICE RANGE OF COMMON STOCK

        Our Class A common stock trades on the Nasdaq National Market under the symbol "TWTC." The following table shows the range of high and low sales prices per share for our Class A common stock for the periods indicated and as reported by Nasdaq through March 23, 2006. As of February 28, 2006, there were 338 holders of record of our Class A common stock and six holders of our Class B common stock, including four wholly owned subsidiaries of Time Warner, Inc., Advance Telecom Holdings Corporation and Newhouse Telecom Holdings Corporation.

	Price Range of Common Stock
Quarter Ended
	High	Low
March 31, 2004	$12.71	$5.81
June 30, 2004	6.63	3.14
September 30, 2004	5.27	3.85
December 31, 2004	5.43	3.77
March 31, 2005	$4.59	$3.31
June 30, 2005	6.09	3.76
September 30, 2005	8.10	5.89
December 31, 2005	10.02	6.84
March 31, 2006 (through March 23, 2006)	$15.72	$9.46

        On March 23, 2006, the reported last sale price for our Class A common stock on the Nasdaq National Market was $14.62 per share.

DIVIDEND POLICY

        We have never paid or declared any dividends and do not anticipate paying any dividends in the foreseeable future. The decision whether to pay dividends will be made by our Board of Directors in light of conditions then existing, including our results of operations, financial condition and requirements, business conditions, covenants under loan agreements and other contractual arrangements, and other factors. In addition, the indentures for each of our outstanding series of senior notes and the credit agreement governing our revolving credit facility and term loan contain covenants that effectively prevent us from paying cash dividends on our common stock for the foreseeable future.

RATIO OF EARNINGS TO FIXED CHARGES

	December 31,
	Fiscal Year Ended
	2005	2004	2003	2002	2001
Ratio (Deficiency) of Earnings to Fixed Charges	(110,941)	(135,111)	(86,605)	(368,118)	(136,565)

        For purposes of calculating the deficiency of earnings to cover fixed charges, earnings were calculated by adding (i) net income (loss) before income taxes and cumulative effect of change in accounting principle, and (ii) fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest and the portion of rents representative of an interest factor.

        For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DESCRIPTION OF THE DEBENTURES

        The following is a description of the particular terms of the debentures offered pursuant to this prospectus supplement. This description supplements, and to the extent inconsistent, modifies the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under "Description of Debt Securities." To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement.

        We will issue the debentures under an indenture dated as of March 29, 2006, as amended and supplemented by a supplemental indenture dated as of March 29, 2006 (as so amended and supplemented, the "indenture"), between Time Warner Telecom Inc., as issuer, and Wells Fargo Bank, National Association, as trustee (the "trustee"). You may request a copy of the indenture from the trustee or us.

        The following description is a summary of the material provisions of the debentures and the indenture. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures and the indenture, including the definitions of some terms used in these documents. Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. We urge you to read the indenture because it and not this description defines your rights as a holder of debentures.

        As used in this Description of the Debentures section, references to "Time Warner Telecom," "we," "our" or "us" refer solely to Time Warner Telecom Inc., unless the context otherwise requires.

General

        The debentures will be our general, unsecured obligations and will rank effectively junior in right of payment to our existing and future secured debt to the extent of the value of the assets securing such debt, equal in right of payment with all of our existing and future unsubordinated, unsecured debt and senior in right of payment to any future subordinated debt. In addition, the debentures will be structurally subordinated to all liabilities of our subsidiaries. As of December 31, 2005, we had $1.3 billion of senior debt outstanding, of which $450 million was secured, and of which our subsidiaries were obligors of $850 million. The indenture governing the debentures does not limit the amount of indebtedness that we or any of our subsidiaries may incur. The debentures will be convertible into cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock as described under "—Conversion of Debentures—Settlement Upon Conversion."

        The debentures will initially be issued in an aggregate principal amount of $325,000,000, or $373,750,000 aggregate principal amount if the underwriters' over-allotment option is fully exercised. The debentures will be issued only in denominations of $1,000 and multiples of $1,000. The debentures will mature on April 1, 2026 unless earlier converted, redeemed or repurchased.

        We may, without the consent of the holders, "reopen" this series of securities under the indenture and issue additional debentures under the indenture with the same terms and with the same CUSIP number as the debentures offered by this prospectus supplement in an unlimited principal amount, provided that no such additional debentures may be issued unless fungible with the debentures offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the debentures in open market purchases or negotiated transactions without prior notice to holders.

        Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries is restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our or its securities.

        We will not provide a sinking fund for the debentures.

        You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of Time Warner Telecom except to the extent described below under "—Repurchase at Option of the Holder Upon a Designated Event."

        The debentures will bear interest at a rate of 2.375% per annum. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from March 29, 2006 or from the most recent date to which interest has been paid or duly provided for. We will pay interest on April 1 and October 1 of each year beginning October 1, 2006, to record holders of the debentures at the close of business on the preceding March 15 and September 15, as the case may be. Payment of cash interest on the debentures will include interest accrued to, but excluding, the applicable interest payment date, redemption date, repurchase date or designated event repurchase date, as the case may be.

        We will maintain an office in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the trustee, where we will pay the principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations. We may pay interest by check mailed to your address as it appears in the debenture register; provided that if you are a holder of debentures with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds. However, payments to The Depository Trust Company, New York, New York, which we refer to herein as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

  Conversion of Debentures

        You may convert any of your debentures, in whole or in part, into the consideration described below under "—Settlement Upon Conversion" prior to the close of business on the business day immediately preceding the final maturity date of the debentures, subject to prior redemption or repurchase of the debentures.

        The initial conversion rate for the debentures is 53.6466 shares of Class A common stock per $1,000 principal amount of debentures, subject to adjustment as described below, which represents an initial conversion price of approximately $18.6405 per share. You may convert your debentures in part so long as such part is $1,000 principal amount or an integral multiple of $1,000. As described under "—Settlement Upon Conversion—Our Right to Irrevocably Elect Net Share Settlement Upon Conversion," upon conversion, we may irrevocably elect to deliver, in lieu of shares of our Class A common stock, cash up to the aggregate principal amount of debentures to be converted, and shares of our Class A common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the debentures being converted, which we refer to as "net share settlement."

        If we call debentures for redemption, you may convert the debentures only until the close of business on the business day immediately preceding the redemption date, unless we fail to pay the redemption price. If you have submitted your debentures for repurchase upon a designated event, you may thereafter convert your debentures only if you have previously withdrawn your repurchase election in accordance with the terms of the indenture. Similarly, if you exercise your option to require us to repurchase your debentures other than upon a designated event, those debentures may thereafter be converted only if you have previously withdrawn your election to require such repurchase in accordance with the terms of the indenture.

        Upon conversion of debentures, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates). We will not issue fractional shares of Class A common stock upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of our Class A common stock on the trading day prior to the conversion date (if we deliver solely shares of our Class A common stock to satisfy our conversion obligation) or the last reported sale price of our Class A common stock on the last trading day of the relevant cash settlement averaging period (if we deliver cash to satisfy a portion, but less than all, of our conversion obligation or if we have irrevocably elected net share settlement upon conversion). Our delivery to the holder of the full number of shares of our Class A common stock into which the debenture is convertible, cash or a combination of cash and shares of our Class A common stock, as the case may be, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay:

  •
  the principal amount of the debenture; and

  •
  accrued but unpaid interest attributable to the period from the most recent interest payment date to the conversion date.

        As a result, accrued but unpaid interest to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

        Notwithstanding the preceding paragraph, if debentures are converted after a record date but prior to the next succeeding interest payment date, holders of such debentures at the close of business on the record date will receive the interest payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Such debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the debentures so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date but on or prior to the next succeeding interest payment date, (2) if we have specified a designated event repurchase date that is after a record date but on or prior to the next succeeding interest payment date or (3) to the extent any overdue interest exists at the time of conversion with respect to such debenture.

        To convert your debenture into shares of our Class A common stock, cash or a combination of cash and shares of our Class A common stock, as the case may be, you must:

  •
  complete and manually sign the conversion notice on the back of the debenture or facsimile of the conversion notice and deliver this notice to the conversion agent;

  •
  surrender the debenture to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date.

        The date you comply with these requirements is the "conversion date" under the indenture. If you hold a beneficial interest in a global debenture, to convert you must comply with the last two requirements listed above and comply with DTC's procedures for converting a beneficial interest in a global debenture.

        A holder receiving shares of our Class A common stock upon conversion will not be entitled to any rights as a holder of our Class A common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the close of business on the conversion date (if we deliver solely shares of our Class A common stock in respect of our conversion obligation) or the close of business on the last trading day of the cash settlement averaging period (if we deliver cash in respect of any portion of our conversion obligation or if we have irrevocably elected net share settlement upon conversion).

  Settlement Upon Conversion

        Except to the extent we have irrevocably elected net share settlement upon conversion of the debentures (as described below), in lieu of delivery of shares of our Class A common stock in satisfaction of our obligation upon conversion of debentures, we may elect to deliver cash or a combination of cash and shares of our Class A common stock in satisfaction of our conversion obligation.

        Except to the extent we have irrevocably elected net share settlement upon conversion, we will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion, as follows:

  •
  if we have called the debentures for redemption, in our notice of redemption;

  •
  in respect of debentures to be converted during the period beginning twenty-five business days immediately preceding the maturity date and ending on the business day immediately preceding the maturity date, twenty-six business days immediately preceding the maturity date; and

  •
  in all other cases, no later than two trading days following the conversion date.

        Except to the extent we have irrevocably elected net share settlement upon conversion, if we do not give any notice within the time periods described as to how we intend to settle, we will satisfy our conversion obligation only in shares of our Class A common stock (and cash in lieu of fractional shares). If we choose to satisfy any portion of our conversion obligation in cash, we will specify the amount to be satisfied in cash as a percentage of the conversion obligation or as a fixed dollar amount. We will treat all holders converting on the same day in the same manner. We will not, however, have any obligation to settle our conversion obligations arising on different days in the same manner. That is, we may choose one day to settle in shares of our Class A common stock only and choose on another day to settle in cash or a combination of cash and shares of our Class A common stock.

        If we elect to settle a conversion of debentures only in shares of our Class A common stock, such settlement will occur as soon as practicable after we notify you that we have chosen this method of settlement, but in any event within three business days of the relevant conversion date.

        Settlements made entirely or partially in cash (other than cash in lieu of fractional shares) will occur on the third business day following the final trading day of the cash settlement averaging period (as defined below).

        The settlement amount will be computed as follows:

          (1)   If we elect to satisfy the entire conversion obligation in Class A common stock, we will deliver to the holder a number of shares of our Class A common stock equal to (i) (A) the aggregate principal amount of debentures to be converted divided by (B) 1,000 multiplied by (ii) the conversion rate in effect on the conversion date (provided that we will deliver cash in lieu of fractional shares calculated based on the last reported sale price of our Class A common stock on the relevant conversion date).

          (2)   If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder, for each $1,000 principal amount of debentures, cash in an amount equal to the conversion value, as defined below.

          (3)   If we elect to satisfy the conversion obligation in a combination of cash and Class A common stock, we will deliver to the holder:

    •
    the dollar amount per $1,000 principal amount of debentures specified in the notice regarding our chosen method of settlement (the "specified dollar amount") or the percentage of the conversion obligation specified in the notice regarding our chosen method of settlement (the "specified percentage") multiplied by the amount of cash that would be paid pursuant to clause (2) above, as the case may be; and

    •
    a number of whole shares (plus cash in lieu of fractional shares) per $1,000 principal amount of debentures equal to (a) the conversion rate on the last trading day of the cash settlement averaging period multiplied by (b) (i) 100% minus (ii) Y% (where Y% is equal to (i) in the case that our notice to settle a portion of our conversion obligation in cash and Class A common stock sets forth a specified percentage, such specified percentage, or (ii) in the case where our notice to settle a portion of our conversion obligation in cash and Class A common stock sets forth a specified dollar amount, a percentage equal to (a) such specified dollar amount per $1,000 principal amount of debentures divided by the conversion value multiplied by (b) 100).

        The "cash settlement averaging period" means, in respect of a conversion date, the twenty consecutive trading day period:

  •
  with respect to any conversion date during the period beginning on, and including, the date that we issue a notice of redemption with respect to the debentures, and ending on, and including, the business day immediately preceding the corresponding redemption date, the twenty consecutive trading day period beginning on, and including, the 22nd business day immediately preceding such redemption date;

  •
  with respect to any conversion date during the period beginning on, and including, the 25th business day immediately preceding the maturity date and ending on, and including, the business day immediately preceding the maturity date, the twenty consecutive trading day period beginning on, and including, the 22nd business day immediately preceding the maturity date;

  •
  in all other cases, the twenty consecutive trading day period beginning on, and including, the third trading day immediately following the relevant conversion date.

        The "conversion value" per $1,000 principal amount of debentures will be an amount equal to the sum of the daily conversion value amounts, as defined below, for each of the trading days in the cash settlement averaging period.

        The "daily conversion value amount" means, for each trading day of the cash settlement averaging period and for each $1,000 principal amount of debentures, the amount equal to the last reported sale price of our Class A common stock on such trading day multiplied by the conversion rate in effect on such trading day divided by 20.

        The "last reported sale price" of our Class A common stock or any other security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our Class A common stock or such other security is traded or, if our Class A common stock or such other security is not listed on a U.S. national or regional securities exchange, and the Nasdaq National Market is not a U.S. national securities exchange, as reported by the Nasdaq National Market. If our Class A common stock or such other security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange) on the relevant date, the "last reported sale price" will be the last quoted bid price for our Class A common stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our Class A common stock or such other security is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for our Class A common stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to extended or after hours trading.

        "Trading day" means, with respect to our Class A common stock or any other security, a day during which (i) trading in our Class A common stock or such other security generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a last reported sale price for our Class A common stock or such other security (other than a last reported sale price referred to in the next to last sentence of such definition) is available for such day; provided that if our Class A common stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the preceding paragraph (excluding the next to last sentence of that paragraph), "trading day" will mean any business day.

        "Market disruption event" means, with respect to our Class A common stock or any other security, the occurrence or existence for more than one-half hour period in the aggregate on any scheduled trading day for our Class A common stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our Class A common stock or such other security or in any options, contracts or future contracts relating to our Class A common stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        Our Right to Irrevocably Elect Net Share Settlement Upon Conversion.    At any time on or prior to the twenty-sixth business day immediately preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the debentures to be converted after the date of such election with a combination of cash and shares of our Class A common stock as set forth below. Such election would be in our sole discretion without the consent of the holders of debentures. If we make such election, we will notify the trustee and the holders of debentures at their addresses shown in the register of the registrar.

        If we make such election, for each $1,000 principal amount of debentures surrendered for conversion, holders will receive a settlement amount, which will be computed as follows:

          (1)   where the conversion value is less than or equal to $1,000, the settlement amount shall be an amount in cash equal to such conversion value, or

          (2)   where the conversion value is greater than $1,000, the settlement amount shall be computed as if we had elected to settle a portion of our conversion obligation with a combination of cash and Class A common stock with a specified dollar amount as described in clause (3) above of the computation of the settlement amount, and such specified dollar amount shall be equal to $1,000.

  Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the debentures participate, as a result of holding the debentures, in any of the transactions described below (at the same time as holders of our Class A common stock and as if such holders of debentures held a number of shares of our Class A common stock equal to the then-applicable conversion rate) without having to convert their debentures.

  Adjustment Events.

        (1)   If we issue shares of our Class A common stock as a dividend or distribution on shares of our Class A common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	OS' OS0

        where,

        CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

        CR' = the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

        OS0 = the number of shares of our Class A common stock outstanding immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

        OS' = the number of shares of our Class A common stock outstanding immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

        (2)   If we distribute to all or substantially all holders of our Class A common stock any rights, warrants or convertible securities entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of our Class A common stock, at a price per share less than the last reported sale price of our Class A common stock on the business day immediately preceding the date of announcement of such distribution, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights, warrants or convertible securities are not exercised prior to their expiration):

CR' = CR0 ×	OS0 + X OS0 + Y

        where,

        CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

        CR' = the conversion rate in effect immediately after the ex-dividend date for such distribution;

        OS0 = the number of shares of our Class A common stock outstanding immediately prior to the ex-dividend date for such distribution;

        X = the total number of shares of our Class A common stock issuable pursuant to such rights, warrants or convertible securities; and

        Y = the number of shares of our Class A common stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices of our Class A common stock over the ten consecutive trading-day period ending on the business day immediately preceding the ex-dividend date for such distribution.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our Class A common stock, excluding:

  •
  dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash; and

  •
  spin-offs to which the provisions set forth below in this paragraph (3) shall apply; then the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 - FMV

        where,

        CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

        CR' = the conversion rate in effect immediately after the ex-dividend date for such distribution;

        SP0 = the average of the last reported sale prices of our Class A common stock over the ten consecutive trading-day period ending on the business day immediately preceding the ex-dividend date for such distribution; and

        FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our Class A common stock on the ex-dividend date for such distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class A common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

CR' = CR0 ×	FMV0 + MP0 MP0

        where,

        CR0 = the conversion rate in effect immediately prior to the tenth trading day immediately following, and including, the effective date of the spin-off;

        CR' = the conversion rate in effect immediately after the tenth trading day immediately following, and including, the effective date of the spin-off;

        FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our Class A common stock applicable to one share of our Class A common stock over the first ten consecutive trading-day period after the effective date of the spin-off; and

        MP0 = the average of the last reported sale prices of our Class A common stock on the first ten consecutive trading-day period after the effective date of the spin-off.

        The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day immediately following, and including, the effective date of the spin-off; provided that in respect of any conversion within the ten trading days following the effective date of any spin-off, references within this paragraph (3) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

        (4)   If we pay any cash dividend or distribution to all or substantially all holders of our Class A common stock, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 - C

        where,

        CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

        CR' = the conversion rate in effect immediately after the ex-dividend date for such distribution;

        SP0 = the last reported sale price of our Class A common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

        C = the amount in cash per share we distribute to holders of our Class A common stock.

        (5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our Class A common stock, if the cash and value of any other consideration included in the payment per share of Class A common stock exceeds the last reported sale price of our Class A common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR' = CR0 ×	AC + (SP' × OS') OS0 × SP'

        where,

        CR0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;

        CR' = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires;

        AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

        OS0 = the number of shares of our Class A common stock outstanding immediately prior to the date such tender or exchange offer expires;

        OS' = the number of shares of our Class A common stock outstanding immediately after the date such tender or exchange offer expires; and

        SP' = the last reported sale price of our Class A common stock on the trading day next succeeding the date such tender or exchange offer expires.

        If the application of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

        As used in this section, "ex-dividend date" means the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

        Notwithstanding the foregoing, to the extent that we elect to settle any conversion of debentures by delivering solely shares of our Class A common stock, for purposes of determining the relevant conversion rate for any such conversion, the words "ex-dividend date" in the definition of (a) CR0, CR', OS0 and OS', in clause (1) above, (b) CR0, CR' and OS0 in clause (2) above, (c) CR0 and CR' in clause (3) above and (d) CR0 and CR' in clause (4) above shall be replaced, solely for purpose of such conversion, with the words "record date."

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our Class A common stock or any securities convertible into or exchangeable for shares of our Class A common stock or the right to purchase shares of our Class A common stock or such convertible or exchangeable securities.

        Events That Will Not Result in Adjustments.    The conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Class A common stock under any plan;

  •
  upon the issuance of any shares of our Class A common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our Class A common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the debentures were first issued, including the conversion of our Class B common stock to Class A common stock;

  •
  for a change in the par value of the Class A common stock; or

  •
  for accrued and unpaid interest.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. Except as described in this section, we will not adjust the conversion rate.

  Treatment of Reference Property

        In the event of:

  •
  any reclassification of our Class A common stock: or

  •
  a consolidation, merger or combination involving us; or

  •
  a sale or conveyance to another person of all or substantially all of our assets,

in which holders of our outstanding Class A common stock would be entitled to receive cash, securities or other property for their shares of Class A common stock, if you convert your debentures, subject to our right to settle all or a portion of our conversion obligation with respect to such debentures in cash and our right to irrevocably elect net share settlement upon conversion, your debentures will be convertible into, in lieu of the shares of our Class A common stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of our Class A common stock in the relevant event ("reference property"). If we elect to settle all or any portion of our conversion obligation in cash or if we irrevocably elect net share settlement upon conversion, you will receive in connection with any conversion:

  •
  cash in an amount equal to the portion of our conversion obligation that we have elected to settle with cash (or up to the aggregate principal amount of debentures to be converted if we have irrevocably elected net share settlement upon conversion); and

  •
  in lieu of the shares of our Class A common stock otherwise deliverable, if any, reference property.

        If we elect to settle any conversion in whole or in part by delivering cash in respect our conversion obligation or if we irrevocably elect net share settlement upon conversion, the amount of cash and any reference property you receive will be based on the daily conversion value amounts of reference property and the applicable conversion rate, as described above.

        For purposes of the foregoing, the type and amount of consideration that a holder of our Class A common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our Class A common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Class A common stock that affirmatively make such an election.

        Treatment of Rights.    To the extent that we have a rights plan in effect upon conversion of the debentures into Class A common stock, you will receive, in addition to the Class A common stock, the rights under the rights plan, unless prior to any conversion the rights have separated from the Class A common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our Class A common stock, shares of our capital stock, evidences of indebtedness or assets as described in clause (3) under "—Adjustment Events" above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Voluntary Increases of Conversion Rate.    We are permitted, to the extent permitted by law and subject to the applicable rules of the Nasdaq National Market, to increase the conversion rate of the debentures by any amount if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our Class A common stock or rights to purchase shares of our Class A common stock, in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. We will comply with any applicable provisions of Rule 13e-4 and any other applicable tender offer rules under the Exchange Act in the event of any such increase in the conversion rate.

        Tax Effect. A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of Class A common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Certain U.S. Federal Income Tax Considerations."

  Make Whole Amount Upon the Occurrence of a Fundamental Change

        If a fundamental change (as defined below) occurs prior to April 1, 2013, if you elect to convert your debentures at any time on or after the 30th business day prior to the anticipated effective date of such fundamental change until the related designated event repurchase date, the conversion rate will be increased by an additional number of shares of Class A common stock (the "additional shares") as described below. We will notify holders of the occurrence of any such fundamental change and issue a press release no later than 30 business days prior to the anticipated effective date of such transaction. We will settle conversions of debentures as described below under "—Settlement of Conversions in a Fundamental Change."

        The number of additional shares will be determined by reference to the table below and is based on the date on which the fundamental change becomes effective, which we refer to as the effective date, and the price (the "stock price") paid per share of our Class A common stock in the fundamental change. If holders of our Class A common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our Class A common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

        The stock prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the debentures is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "—Conversion of Debentures."

        The following table sets forth the number of additional shares per $1,000 principal amount of debentures:

	Stock Price
Effective Date
	$14.62	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00	$22.50	$25.00	$27.50	$30.00	$40.00	$50.00	$60.00	$70.00
March 29, 2006	14.7528	14.0824	12.5250	11.2179	10.1101	9.1656	8.3519	6.7566	5.6014	4.7370	4.0713	2.4927	1.7058	1.2387	0.9305
April 1, 2007	14.6572	13.9452	12.2986	10.9260	9.7709	8.7933	7.9573	6.3393	5.1892	4.3439	3.7037	2.2299	1.5203	1.1048	0.8315
April 1, 2008	14.5279	13.7682	12.0194	10.5724	9.3644	8.3506	7.4912	5.8527	4.7145	3.8962	3.2890	1.9429	1.3216	0.9629	0.7270
April 1, 2009	14.3599	13.5390	11.6599	10.1189	8.8452	7.7875	6.9010	5.2446	4.1291	3.3514	2.7909	1.6116	1.0969	0.8038	0.6103
April 1, 2010	14.1660	13.2614	11.2042	9.5360	8.1748	7.0609	6.1418	4.4732	3.3999	2.6859	2.1939	1.2363	0.8483	0.6284	0.4810
April 1, 2011	13.9286	12.9005	10.5803	8.7268	7.2425	6.0545	5.0985	3.4439	2.4611	1.8599	1.4777	0.8230	0.5785	0.4356	0.3366
April 1, 2012	13.6924	12.4399	9.6371	7.4468	5.7514	4.4550	3.4681	1.9435	1.2054	0.8440	0.6569	0.3967	0.2908	0.2220	0.1729
April 1, 2013	14.7528	13.0201	8.8534	5.1769	1.9090	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock price and effective date may not be set forth on the table, in which case:

  •
  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year;

  •
  if the stock price is in excess of $70.00 per share, subject to adjustment, we will not increase the conversion rate by any additional shares; and

  •
  if the stock price is less than $14.62 per share, subject to adjustment, we will not increase the conversion rate by any additional shares.

        Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion of a debenture exceed 68.3994 per $1,000 principal amount of debentures, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        In addition, if you convert your debentures prior to the effective date of any fundamental change, and the fundamental change does not occur, you will not be entitled to an increased conversion rate in connection with such conversion.

        Our obligation to increase the conversion rate upon a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

  Settlement of Conversions in a Fundamental Change

        As described above under "—Conversion Rate Adjustments—Treatment of Reference Property," upon effectiveness of any fundamental change, the debentures will be convertible into reference property (to the extent that we elect to settle any conversion hereunder by delivering solely shares of our Class A common stock), cash or a combination of cash and reference property as applicable (if we elect to deliver cash to converting holders in respect of some or all of our conversion obligation or if we have irrevocably elected net share settlement upon conversion).

        If, as described above under "Make Whole Amount Upon the Occurrence of a Fundamental Change," we are required to increase the conversion rate by the additional shares as a result of the fundamental change, and we do not elect to deliver cash to settle any portion of our conversion obligation, and we have not irrevocably elected net share settlement upon conversion, debentures surrendered for conversion will be settled as follows:

  •
  If the date on which debentures are surrendered for conversion is prior to the third business day preceding the anticipated effective date of the fundamental change (the "cut-off date"), we will settle such conversion by delivering the number of shares of our Class A common stock (based on the conversion rate without regard to the number of additional shares to be added to the conversion rate as described above) on the third business day immediately following the cut-off date. In addition, as soon as practicable following the effective date of the fundamental change (but in any event within three business days of such effective date), we will deliver the number of additional shares to be added to the conversion rate as described above, if any, or the equivalent of such shares in reference property, as applicable.

  •
  If the date on which debentures are surrendered for conversion is on or following the cut-off date, we will settle such conversion (based on the conversion rate as increased by the additional shares described above) on the later to occur of (i) the effective date of the transaction and (ii) the third business day immediately following the cut-off date by delivering the number of shares of our Class A common stock (based on the conversion rate without regard to the number of additional shares to be added to the conversion rate as described above) plus the number of additional shares to be added to the conversion rate as described above, if any, or the equivalent of such shares in reference property, as applicable.

        If we are required to increase the conversion rate by the additional shares as a result of the fundamental change, and we elect to deliver cash in respect of all or a portion or our conversion obligation or we have irrevocably elected net share settlement upon conversion, debentures surrendered for conversion will be settled as follows:

  •
  If the last day of the applicable cash settlement averaging period related to debentures surrendered for conversion is prior to the cut-off date, we will settle such conversion as described under "—Settlement Upon Conversion" above by delivering the amount of cash and shares of our Class A common stock, if any (based on the conversion rate without regard to the number of additional shares to be added to the conversion rate as described above), on the third business day immediately following the last day of the applicable cash settlement averaging period. In addition, as soon as practicable following the effective date of the fundamental change (but in any event with three business days of such effective date), we will deliver the increase in such amount of cash and reference property deliverable in lieu of shares of our Class A common stock, if any, as if the conversion rate had been increased by such number of additional shares during the related cash settlement averaging period (and based upon the relevant last reported sale prices during such cash settlement averaging period). If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of our Class A common stock, we will deliver such increase by delivering reference property based on such increased number of shares.

  •
  If the last day of the applicable cash settlement averaging period related to debentures surrendered for conversion is on or following the cut-off date, we will settle such conversion as described under "—Settlement Upon Conversion" above (based on the conversion rate as increased by the additional shares described above) on the later to occur of (i) the effective date of the transaction and (ii) the third business day immediately following the last day of the applicable cash settlement averaging period.

  Optional Redemption by Time Warner Telecom

        We may not redeem the debentures prior to April 6, 2013. On and after April 6, 2013, we may redeem the debentures in whole or in part at a redemption price equal to 100% of the principal amount of the debentures plus accrued and unpaid interest, if any, to, but excluding, the redemption date. However, if the redemption date occurs after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such payment date to the record holder on the record date corresponding to such interest payment date, and the redemption price payable to the holder who presents the debenture for redemption will be 100% of the principal amount of such debenture. We are required to give notice of redemption by mail to holders not more than 60 but not less than 35 days prior to the redemption date. This notice will state, among other things, whether we have elected to settle our obligation upon conversion in cash or a combination of cash and shares of our Class A common stock in lieu of shares of our Class A common stock only, and, in the event that we have elected to settle all or a portion of our conversion obligation in cash, the date on which the cash settlement averaging period will begin.

        If less than all of the outstanding debentures are to be redeemed, the trustee will select the debentures to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If a portion of your debentures is selected for partial redemption and you convert a portion of your debentures, the converted portion will be deemed to the extent practicable to be of the portion selected for redemption.

        We may not redeem the debentures if we have failed to pay any interest on the debentures and such failure to pay is continuing, or if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

  Repurchase at Option of the Holder

        Holders have the right to require us to repurchase the debentures for cash on April 1, 2013, April 1, 2016, and April 1, 2021, each of which we refer to as a "repurchase date." We will be required to repurchase any outstanding debentures for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the business day immediately preceding the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related debentures.

        The repurchase price payable will be equal to 100% of the principal amount of the debentures to be repurchased plus accrued and unpaid interest, to, but excluding, the repurchase date; provided, however, that any such accrued and unpaid interest will be paid not to the holder submitting the debenture for repurchase on the relevant purchase date but instead to the holder of record at the close of business on the corresponding record date.

        We must give notice of each repurchase date not less than 20 business days prior to such repurchase date to all holders at their addresses shown in the debenture register, and to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that holders must follow to require us to repurchase their debentures.

        A holder's notice electing to require us to repurchase such holder's debentures must state:

  •
  if certificated debentures have been issued, the debentures' certificate numbers (if not certificated, the notice must comply with appropriate DTC procedures);

  •
  the portion of the principal amount of debentures to be repurchased, in multiples of $1,000; and

  •
  that the debentures are to be repurchased by us pursuant to the applicable provisions of the indenture.

        You may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn debentures;

  •
  if certificated debentures have been issued, the certificate numbers of the withdrawn debentures (if not certificated, the notice must comply with appropriate DTC procedures); and

  •
  the principal amount, if any, that remains subject to the repurchase notice.

        A holder must either effect book-entry transfer or deliver the debentures, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. A holder will receive payment on the repurchase date or, if later, the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money or securities sufficient to pay the repurchase price of the debentures on the repurchase date, then:

  •
  the debentures will cease to be outstanding;

  •
  interest will cease to accrue; and

  •
  all other rights of the holder will terminate, other than the right to receive the repurchase price and accrued interest upon delivery of the debentures.

This will be the case whether or not book-entry transfer of the debentures is made or whether or not the debentures are delivered to the paying agent.

        The foregoing provisions would not necessarily protect holders of the debentures if highly leveraged or other transactions involving us occur that may adversely affect holders.

        Our ability to repurchase debentures on any repurchase date may be subject to limitations. Our current credit agreement or any future credit agreements or other agreements relating to our or any of our subsidiaries' indebtedness may contain provisions prohibiting repurchase of the debentures under certain circumstances, or prohibiting expressly our repurchase of the debentures. If a repurchase date occurs at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders or other holders of such indebtedness to repurchase the debentures or attempt to refinance this indebtedness. If we do not obtain this consent, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

        No debentures may be repurchased by us at the option of the holders on any repurchase date if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

  Repurchase at Option of the Holder Upon a Designated Event

        If a designated event occurs at any time prior to the maturity of the debentures, you will have the right to require us to repurchase your debentures for cash, in whole or in part, on a repurchase date that is not less than 20 nor more than 35 days after the date of our notice of the designated event, which we refer to as a "designated event repurchase date." The debentures will be repurchased in multiples of $1,000 principal amount.

        We will repurchase the debentures at a price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to, but excluding, the designated event repurchase date. However, if the designated event repurchase date occurs after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the record holder on the record date corresponding to such interest payment date and the repurchase price payable to the holder who presents the debenture for repurchase will be 100% of the principal amount of such debenture.

        We will mail to all record holders a notice of a designated event within ten days after it has occurred. We will also promptly publish such notice in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time. We are also required to deliver to the trustee a copy of the designated event notice. If you elect to have your debentures repurchased, you must deliver to us or our designated agent, on or before the designated event repurchase date specified in our designated event notice, your repurchase notice and any debentures to be repurchased, duly endorsed for transfer. We will promptly pay the repurchase price for debentures surrendered for repurchase following the later of the designated event repurchase date and the time of book-entry transfer or delivery of the debentures to be repurchased, duly endorsed for transfer. If the paying agent holds money sufficient to pay the repurchase price for any debenture on the business day following the designated event repurchase date, then, on and after such date, the debentures will cease to be outstanding, interest will cease to accrue and all other rights of the holder will terminate, except the right to receive the repurchase price and accrued interest. This will be the case whether or not book-entry transfer of the debenture has been made or the debenture has been delivered to the paying agent.

        You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the designated event repurchase date. The withdrawal notice must state:

  •
  the principal amount of the withdrawn debentures;

  •
  if certificated debentures have been issued, the certificate numbers of the withdrawn debentures or, if your debentures are not certificated, your withdrawal notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, of the debentures that remains subject to the repurchase notice.

        A "designated event" will be deemed to have occurred upon a fundamental change or a termination of trading.

        A "fundamental change" is any transaction or event, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise, in connection with which 50% or more of our Class A common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that:

  •
  is listed on, or immediately after the transaction or event will be listed on, a U.S. national securities exchange, or

  •
  is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange).

        A "termination of trading" will be deemed to have occurred if our Class A common stock, or other common stock into which the debentures are then convertible, is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange).

        We will comply with any applicable provisions of Rule 13e-4 and any other applicable tender offer rules under the Exchange Act in the event of a designated event.

        These designated event repurchase rights could discourage a potential acquirer. However, this designated event repurchase feature is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions. The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to repurchase the debentures upon a designated event would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        We may be unable to repurchase the debentures in the event of a designated event. If a designated event were to occur, we may not have enough funds to pay the repurchase price for all tendered debentures. Our current credit agreement or any future credit agreements or other agreements relating to our or any of our subsidiaries' indebtedness may contain provisions prohibiting repurchase of the debentures under some circumstances, or expressly prohibit our repurchase of the debentures upon a designated event or may provide that a designated event constitutes an event of default under that agreement. If a designated event occurs at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders or the holders of such indebtedness to repurchase the debentures or attempt to refinance this debt. If we do not obtain such consent or refinance the debt, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

        No debentures may be repurchased by us upon the occurrence of a designated event on the relevant designated event repurchase date if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

  Merger, Consolidation and Sale of Assets by Time Warner Telecom

        We may not consolidate or merge with or into any other person or convey, transfer, or lease all or substantially all of our assets to another person unless:

  •
  we are the resulting or surviving person or the resulting, surviving or acquiring person, if other than us, is a corporation organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations and liabilities under the indenture, including the payment of all amounts due on the debentures and performance of the covenants in the indenture;

  •
  immediately after such transaction, no event of default exists; and

  •
  we deliver an officer's certificate and an opinion of counsel to the trustee stating that such transaction is in compliance with the terms of the indenture.

        If we consolidate or merge with or into any other person and we are not the resulting or surviving person or we convey, transfer or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting, surviving or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, other than in the case of a lease, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debentures.

  Events of Default; Notice and Waiver

        In addition to those events of default described in the accompanying prospectus under the heading "Description of Debt Securities—Events of Default," each of the following constitutes an event of default with respect to the debentures:

  •
  failure to pay or satisfy our conversion obligation upon the exercise of a holder's conversion right;

  •
  failure by us to pay the redemption price, the repurchase price in connection with any repurchase at the option of the holder on April 1, 2013, April 1, 2016 or April 1, 2021, or the repurchase price in connection with any repurchase upon the occurrence of a designated event, when such payment becomes due and payable;

  •
  failure to provide on a timely basis of a notice as described under "—Make Whole Amount Upon the Occurrence of a Fundamental Change" or "—Repurchase at Option of the Holder Upon a Designated Event";

  •
  a failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of us, Time Warner Telecom Holdings Inc. or one of our subsidiaries that accounted for more than 10% of our consolidated revenues or was the owner of more than 10% of our consolidated assets, in an aggregate amount of $20 million or more, unless such failure is cured or such acceleration is rescinded, annulled, waived or extended within 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding debentures has been received by us; and

  •
  failure to pay any final judgments for money (not covered by insurance) in excess of $20 million in the aggregate by us, Time Warner Telecom Holdings Inc. or one of our subsidiaries that accounted for more than 10% of our consolidated revenues or was the owner of more than 10% of our consolidated assets and such judgments remain outstanding for a period of 30 days and are not discharged or paid or stayed by reason of a pending appeal or otherwise within 15 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding debentures).

        Despite the limitations on the rights of a holder of the debentures to begin any proceeding with respect to the indenture, the holder of any debenture will have an absolute right to convert such debenture in accordance with the indenture and to institute suit to enforce such right.

        The holders of a majority of the aggregate principal amount of the outstanding debentures may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

  •
  resulting from failure to pay the redemption price, the repurchase price in connection with any repurchase at the option of the holder on April 1, 2013, April 1, 2016 or April 1, 2021, or the repurchase price in connection with any repurchase upon the occurrence of a designated event; or

  •
  arising from our failure to satisfy our conversion obligation with respect to any debenture in accordance with the indenture.

        The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal of or interest on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

        Payments of principal and, to the extent permitted by applicable law, interest on the debentures that are not made when due will accrue interest at the annual rate equal to the then applicable interest rate from the required payment date. Such interest shall be payable on demand.

  Modification and Waiver

        In addition to those events of default described in the accompanying prospectus under the heading "Description of Debt Securities—Modification and Waiver," the indenture (including the terms and conditions of the debentures) cannot be modified or amended without the consent of the holder of each outstanding debenture to:

  •
  make any change that adversely affects the holders of the debentures to require us to purchase the debentures at their option or upon a designated event;

  •
  reduce the redemption price, the repurchase price at the option of the holder on April 1, 2013, April 1, 2016 and April 1, 2021, or the repurchase price payable if a designated event occurs;

  •
  modify the ranking of the debentures in a manner adverse to the holders of the debentures; or

  •
  make any change that adversely affects a holder's right to convert its debentures.

        We may, with the trustee's consent, amend or supplement the indenture or the debentures without notice to or the consent of any holder of the debentures to:

  •
  evidence the assumption of our obligations under the indenture and the debentures by a successor upon our consolidation or merger or the conveyance, transfer or lease of all or substantially all of our assets in accordance with the indenture;

  •
  make adjustments in accordance with the indenture to the right to convert the debentures upon certain reclassifications or changes in our Class A common stock and certain consolidations, mergers and combinations and upon the sale or conveyance of all or substantially all of our assets;

  •
  secure our obligations in respect of the debentures;

  •
  add to our covenants for the benefit of the holders of the debentures or to surrender any right or power conferred upon us;

  •
  make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture;

  •
  add any additional events of default with respect to the debentures;

  •
  provide for a successor trustee with respect to the debentures in accordance with the indenture;

  •
  cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not individually or in the aggregate adversely affect the rights of any holder in any material respect; or

  •
  add to or modify any other provisions with respect to matters or questions arising under the indenture that we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of debentures in any material respect; provided that any addition or modification made solely to conform the provisions of the indenture to the description of the debentures in this prospectus supplement will not be deemed to adversely affect the interests of the holders of the debentures.

  Defeasance and Discharge

        The defeasance and discharge provisions of the indenture described in the prospectus under "Description of Debt Securities—Defeasance" will not apply to the debentures.

  Form, Denomination and Registration

        The debentures will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $1,000 principal amount and multiples of $1,000.

  Global Debenture, Book-Entry Form

        Debentures will be evidenced by one or more global debentures. We will deposit the global debenture or debentures with DTC and register the global debentures in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in a global debenture may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

        Holders who are not participants may beneficially own interests in a global debenture held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

  •
  not be entitled to have certificates registered in their names;

  •
  not receive physical delivery of certificates in definitive registered form; and

  •
  not be considered holders of the global debenture.

        We will pay interest on and the redemption price or repurchase price, as the case may be, of a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption date, repurchase date or designated event repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

  •
  for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

  •
  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global debenture as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global debenture held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global debenture to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

        Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for exchange, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debentures in certificated form in exchange for global debentures. In addition, the owner of a beneficial interest in a global debenture will be entitled to receive a debenture in certificated form in exchange for such interest if an event of default has occurred and is continuing.

  Information Concerning the Trustee; Reports by Time Warner Telecom

        We have appointed Wells Fargo Bank, National Association, the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the debentures. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

        The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the debentures, the trustee must eliminate such conflict or resign.

        In the indenture, we have agreed to file with the trustee and transmit to holders of the debentures such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the time and in the manner required by such Act.

  Governing Law

        The debentures and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

PRINCIPAL STOCKHOLDERS

        The following table lists the ownership of our shares by our directors, the executive officers named in the table, all directors and executive officers as a group, and persons known to us as beneficial owners of more than 5% of our Class A or Class B common stock as of February 28, 2006, and pro forma after the sale of shares of Class A common stock in the concurrent offering. The concurrent Class A common stock offering is not contingent on the consummation of this offering and this offering is not contingent on the consummation of the concurrent Class A common stock offering. In addition, any change in the number of shares of Class A common stock sold in the concurrent offering could change the pro forma figures below.

        To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the table is as of the latest reports by those entities that we received. Ownership includes direct and indirect (beneficial) ownership, as defined by Securities and Exchange Commission rules. This table assumes a base of 52,434,233 shares of Class A common stock and 65,936,658 shares of Class B common stock outstanding as of February 28, 2006, before any consideration is given to outstanding options, warrants, or convertible securities other than the Class B common stock. Each executive officer's address is c/o Time Warner Telecom, 10475 Park Meadows Drive, Littleton, Colorado 80124.

	Beneficial Ownership Prior to Offering				Pro Forma
	Class A Common Stock(1)(2)		Class B Common Stock(1)(2)(3)		Class A Shares Being Offered(4)	Total Common Stock After Offering(4)			Over-allotment Class A Shares Being Offered(4)	Total Common Stock After Over-allotment(4)
Name of Beneficial Owner	No. of Shares	Percent of Class	No. of Shares	Percent of Class		No. of Shares	Percent of Equity	Percent of Voting Power		No. of Shares	Percent of Equity	Percent of Voting Power
Five Percent Stockholders:
Time Warner Inc.(5)	—	—	50,363,739	76.4%	14,818,108	35,545,631	30.0%	66.2%	2,222,716	33,322,915	28.2%	65.2%
Newhouse Telecom(6)	—	—	9,536,856	14.5%	—	6,626,044	5.6%	12.3%	—	6,626,044	5.6%	13.0%
Advance Telecom(6)	—	—	6,036,063	9.2%	1,671,080	4,364,983	3.7%	8.1%	687,284	3,677,699	3.1%	7.2%
Samuel I. Newhouse Foundation Inc.(7)	—	—	—	—	2,910,812	—	—	—	—	—	—	—
Fidelity Management & Research Co(8)	7,555,777	14.4%	—	—	—	7,555,777	6.4%	1.4%	—	7,555,777	6.4%	1.5%
Columbia Wanger Asset Management(9)	6,384,000	12.2%	—	—	—	6,384,000	5.4%	1.2%	—	6,384,000	5.4%	1.2%
Federated Investors, Inc.(10)	4,749,200	9.1%	—	—	—	4,749,200	4.0%	*	—	4,749,200	4.0%	*
Merrill Lynch, Pierce, Fenner & Smith, Inc.(11)	2,847,667	5.4%	—	—	—	2,847,667	2.4%	*	—	2,847,667	2.4%	*
Directors and Executive Officers:
Larissa L. Herda	2,811,716	5.1%	—	—	—	2,811,716	2.3%	*	—	2,811,716	2.3%	*
Richard J. Davies	—	—	—	—	—	—	—	—	—	—	—	—
Spencer B. Hays	2,000	*	—	—	—	2,000	*	*	—	2,000	*	*
Robert Marcus	—	—	—	—	—	—	—	—	—	—	—	—
Olaf Olafsson	—	—	—	—	—	—	—	—	—	—	—	—
George Sacerdote	5,000	*	—	—	—	5,000	*	*	—	5,000	*	*
Kevin Mooney	5,000	*	—	—	—	5,000	*	*	—	5,000	*	*
Roscoe C. Young, II	7,500	*	—	—	—	7,500	*	*	—	7,500	*	*
John T. Blount	795,250	1.5%	—	—	—	795,250	*	*	—	795,250	*	*
Catherine A. Hemmer	387,937	*	—	—	—	387,937	*	*	—	387,937	*	*
Paul B. Jones	544,916	1.0%	—	—	—	544,916	*	*	—	544,916	*	*
Michael A. Rouleau	373,687	*	—	—	—	373,687	*	*	—	373,687	*	*
All directors and executive officers as group (17 persons)	6,111,267	10.5%	—	—	—	6,111,267	4.9%	1.1%	—	6,111,267	4.9%	1.1%

*
Represents less than one percent.
(1)
We have two classes of outstanding common stock, Class A common stock and Class B common stock. Beneficial ownership of common stock has been determined in accordance with the rules of the Securities and Exchange Commission, which is based upon having or sharing the power to vote or dispose of shares and includes: (i) shares of Class A common stock issuable upon exercise of options exercisable within 60 days of February 28, 2006, as follows: Ms. Herda—2,620,000 shares; Mr. Blount—750,250 shares; Ms. Hemmer—354,937 shares; Mr. Jones—522,375 shares; Mr. Rouleau—361,687 shares; and all directors and executive officers as a group—5,715,140 shares and (ii) shares of restricted stock as follows: Ms. Herda—74,687 shares; Mr. Blount—45,000 shares; Ms. Hemmer—32,500 shares; Mr. Jones—14,500 shares; Mr. Rouleau—12,000 shares; and all directors and executive officers as a group—260,750 shares, a portion of which remain unvested.
(2)
Excludes an equal amount of Class A common stock into which Class B common stock is convertible. The Class B common stock held by Time Warner Inc. subsidiaries (see Note 5), Newhouse Telecom Holdings Corp., and Advance Telecom Holdings Corp., represented on a converted basis prior to the concurrent offering, 42.5%, 8.1%, and 5.1%, respectively, of the Class A common stock.
(3)
Solely as a result of the agreement of the Class B stockholders to vote in favor of the others' director nominees under a stockholders' agreement, the Class B stockholders may be deemed to share beneficial ownership of the shares beneficially owned by each of them.
(4)
The shares being offered by Samuel I. Newhouse Foundation Inc. were received by Newhouse Telecom Holdings Corp. upon conversion of 2,910,812 shares of Class B common stock on March 23, 2006, and subsequently were gifted to Samuel I. Newhouse Foundation Inc. The other selling stockholders will convert shares of Class B common stock immediately prior to the closing of the concurrent offering into the shares of Class A common stock to be sold. Shares held by the selling stockholders and Newhouse Telecom Holdings Corp. following completion of the concurrent offering are shares of Class B common stock.
(5)
Owned by Time Warner Companies, Inc., American Television and Communications Corporation, Warner Communications Inc., and TW/TAE, Inc., each a direct or indirect wholly owned subsidiary of Time Warner Inc. The business address of Time Warner Inc. is One Time Warner Center, New York, New York 10019. Shares being sold in the concurrent offering are being sold by American Television and Communications Corporation and TW/TAE, Inc.
(6)
The business address of Advance Telecom Holdings Corp. and Newhouse Telecom Holdings Corp. is 5000 Campuswood Drive, East Syracuse, New York 13057.
(7)
The business address of Samuel I. Newhouse Foundation Inc. is Four Times Square, New York, New York 10036. The shares being offered by Samuel I. Newhouse Foundation Inc. were received by Newhouse Telecom Holdings Corp. upon conversion of 2,910,812 shares of Class B common stock on March 23, 2006, and subsequently were gifted to Samuel I. Newhouse Foundation Inc.
(8)
Based on Schedule 13G/A dated February 14, 2006, the business address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, MA 02109.
(9)
Based on Schedule 13G dated January 9, 2006, the business address of of Columbia Wanger Asset Management LP is 227 W Monroe Street, Ste. 3000, Chicago, IL 60606.
(10)
Based on Schedule 13G/A dated February 14, 2006, the business address of Federated Investors, Inc. is 5800 Corporate Drive, Pittsburgh, PA 15222.
(11)
Based on Schedule 13F-NT dated February 15, 2006, the business address of Merrill Lynch, Pierce, Fenner & Smith, Inc. is 4 World Financial Center, North Tower, New York, New York 10080.

DESCRIPTION OF CAPITAL STOCK

        Our restated certificate of incorporation provides for authorized capital stock of 459.8 million shares, including 277.3 million shares of Class A common stock, $.01 par value per share, 162.5 million shares of Class B common stock, $.01 par value per share, and 20.0 million shares of preferred stock, $.01 par value per share. No preferred stock is outstanding.

Common Stock

        The relative rights of the Class A common stock and Class B common stock are substantially identical in all respects, except for voting rights and conversion rights.

        Voting Rights.    Each share of Class A common stock entitles the holder to one vote and each share of Class B common stock entitles the holder to 10 votes on each matter to be voted upon by the holders of the common stock. The holders of the shares of Class A common stock and Class B common stock vote as one class on all matters to be voted on by stockholders, including, without limitation, the election of directors and any proposed amendment to our restated certificate of incorporation that would increase the number of authorized shares of common stock or any class thereof or any other class or series of stock or decrease the number of authorized shares of any class or series of stock (but not below the number then outstanding), except as required by the Delaware General Corporation Law and except that,

  •
  as long as the outstanding Class B common stock represents at least 50% of the aggregate voting power of both classes of common stock outstanding, the approval of 100% of the Class B stockholders is required:

  •
  to amend, alter or repeal any provision of the restated certificate of incorporation, other than in connection with certain ministerial actions; or

  •
  for any direct or indirect disposition by us of capital stock of subsidiaries or assets that in either case represent substantially all of our assets and those of our subsidiaries on a consolidated basis; and

  •
  the approval of 100% of the Class B stockholders is required for the issuance of any additional shares of Class B common stock or any capital stock having more than one vote per share.

        Neither the holders of Class A common stock nor the holders of Class B common stock have cumulative voting rights.

        Dividends.    Each share of common stock is entitled to receive dividends from funds legally available therefor if, as and when declared by our board of directors. Class A common stock and Class B common stock share equally, on a share-for-share basis, in any dividends declared by our board of directors. If at any time a distribution of the Class A common stock or Class B common stock is to be paid in shares of Class A common stock, Class B common stock or any other of our securities or securities of any other person, such dividends may be declared and paid only as follows:

  •
  a share distribution consisting of Class A common stock to holders of Class A common stock and Class B common stock, on an equal per share basis; or to holders of Class A common stock only, but in such event there shall also be a simultaneous share distribution to holders of Class B common stock consisting of shares of Class B common stock on an equal per share basis;

  •
  a share distribution consisting of Class B common stock to holders of Class B common stock and Class A common stock, on an equal per share basis; or to holders of Class B common stock only, but in such event there shall also be a simultaneous share distribution to holders of Class A common stock consisting of shares of Class A common stock on an equal per share basis; and

  •
  a share distribution of shares of any class of our securities other than the common stock or the securities of any other person, either on the basis of a distribution of identical securities, on an equal per share basis to the holders of Class A common stock and Class B common stock, or on the basis of a distribution of one class of securities to the holders of Class A common stock and another class of securities to the holders of Class B common stock, provided that the securities so distributed do not differ in any respect other than relative voting rights and related differences in designations, conversion and share distribution provisions, with the holders of Class B common stock receiving the class having the higher relative voting rights, provided that if the securities so distributed constitute capital stock of a subsidiary of ours, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designations, conversion and distribution provisions between Class A common stock and Class B common stock. If we shall in any manner subdivide or combine the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A common stock or Class B common stock, as the case may be, that have been subdivided or combined.

        Conversion.    Under our restated certificate of incorporation, each share of Class B common stock is convertible at any time and from time to time at the option of the holder thereof into one share of Class A common stock. The Class A common stock has no conversion rights.

        Equivalent Consideration In Certain Transactions.    In the event of any merger, consolidation, acquisition of all or substantially all of our assets or other reorganization to which we are a party, in which any consideration is to be received by the holders of Class A common stock and Class B common stock, those holders must receive the Equivalent Consideration (as defined below) on a per share basis. Under our restated certificate of incorporation, "Equivalent Consideration" is defined as consideration of substantially equivalent economic value as determined by our board of directors at the time of execution of the definitive agreement relating to the applicable merger, consolidation, acquisition or reorganization, provided, that

  •
  the holders of Class A common stock can receive consideration of a different form from the consideration to be received by the holders of Class B common stock and

  •
  if the holders of Class A common stock and Class B common stock are to receive securities of any other person, such securities (and, if applicable, the securities into which the received securities are convertible, or for which they are exchangeable, or which they evidence the right to purchase) can differ with respect to their relative voting rights and related differences in conversion and share distribution provisions, with the holders of shares of Class B common stock receiving the class or series having the higher relative voting rights, and the differences permitted by this sub-paragraph are not taken into account in the determination of equivalent economic value.

        Other.    Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of common stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on our liquidation, dissolution or winding up. All outstanding shares are, and all shares of Class A common stock issuable upon conversion of any securities will be, when sold, validly issued, fully paid and nonassessable. We may not subdivide or combine shares of common stock without at the same time proportionally subdividing or combining shares of the other classes. We may redeem shares of any class of stock other than the Class B common stock to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from a governmental agency that is conditioned on some or all of the holders of our stock possessing certain qualifications. The redemption price would be the average trading price of the stock during the 45 days prior to such redemption, or the fair market value of the stock as determined by our board of directors, and may be paid in cash or certain securities, as determined by our board.

Preferred Stock

        Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the designation, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference and to fix the number of shares to be included in any such series. Any preferred stock so issued may rank senior to the Class A common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights.

Corporate Opportunities

        Our restated certificate of incorporation provides that the Class B stockholders are not restricted from engaging directly or indirectly in the same or similar business activities or lines of business as us. In the event that any of the Class B stockholders acquires knowledge of a potential transaction or matter that may be a corporate opportunity for such Class B stockholder and us, such corporate opportunity shall be allocated to the Class B stockholder if offered to any person who is an officer, employee or director of the Class B stockholder and/or us, unless such opportunity is expressly offered to such person primarily in his or her capacity as an officer, employee or director of us. Other than under these circumstances, the Class B stockholders shall have no duty to communicate or present such corporate opportunity to us.

Section 203 of the Delaware General Corporation Law

        Our restated certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a "business combination," as defined in that section, with an "interested stockholder," as defined in that section, for a period of three years after the date of the transaction in which the stockholder became an interested stockholder.

Limitations on Liability and Indemnification of Officers and Directors

        Our restated certificate of incorporation limits the liability of directors to us or our stockholders for breaches of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law, and also provides that no amendment of the indemnification provision in our certificate of incorporation will affect the liability of a director for acts or omissions occurring prior to such amendment. In addition, our restated by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law. We have entered into separate indemnification agreements with our current directors and executive officers that have the effect of providing such persons indemnification protection in the event our restated by-laws are subsequently amended.

Nasdaq Trading

        Our Class A common stock is listed on the Nasdaq National Market under the symbol "TWTC."

Transfer Agent and Registrar

        The transfer agent and registrar for the Class A common stock is Wells Fargo Bank, Minnesota N.A.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the debentures and the Class A common stock into which the debentures may be converted by a "U.S. holder" (as defined below) who purchases the debentures upon their initial issuance in this offering at the offering price. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and other pass-through entities and tax-exempt organizations (including private foundations)) or to investors that will hold debentures, or Class A common stock received pursuant to a conversion of debentures, as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, that have a functional currency other than the United States dollar or that may be subject to the alternative minimum tax, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any non-United States, state, or local tax considerations. This summary assumes that investors will hold their debentures and Class A common stock received pursuant to a conversion of debentures as "capital assets" (generally, property held for investment) under the Code. Each prospective investor is urged to consult its tax advisor regarding the U.S. federal, state, local, and non-United States income and other tax considerations of an investment in the debentures or Class A common stock received pursuant to a conversion of debentures.

U.S. Holders

        As used herein, a "U.S. holder" is a beneficial owner of debentures or Class A common stock that is, for U.S. federal income tax purposes:

  1.
  a citizen or resident alien individual of the United States;

  2.
  a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  3.
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  4.
  a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        A "Non-U.S. Holder" is a beneficial owner of the debentures (other than a partnership) or Class A common stock that is not a U.S. Holder.

        If a partnership or other entity taxable as a partnership holds debentures or Class A common stock received pursuant to a conversion of debentures, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding debentures or Class A common stock should consult their tax advisors.

Interest

        Payments of interest made to a U.S. holder in respect of the debentures, including any accrued and unpaid interest deemed to have been paid upon conversion, will be subject to U.S. federal income tax as ordinary income when received or accrued in accordance with such U.S. holder's regular method of tax accounting for U.S. federal income tax purposes.

Conversion of Debentures if We Deliver Only Class A Common Stock

        If we do not elect "net share settlement" upon conversion (see "Description of the Debentures—Settlement Upon Conversion") and do not elect to deliver a combination of Class A common stock and cash, a U.S. holder generally will not recognize any gain or loss upon conversion of a debenture into Class A common stock except with respect to cash received in lieu of a fractional share and Class A common stock received that is attributable to accrued but unpaid interest not previously included in your gross income. The U.S. holder's aggregate tax basis in the Class A common stock received on conversion of a debenture will be the same as its adjusted tax basis in the debenture at the time of conversion (reduced by any tax basis allocable to a fractional share interest for which the U.S. holder received cash), and the holding period for such Class A common stock received on conversion will generally include the holding period of the debenture converted. The U.S. holder's adjusted tax basis in a debenture generally will equal the cost of the debenture to the U.S. holder.

        Cash received in lieu of a fractional share of Class A common stock should generally be treated as a payment in exchange for such fractional share rather than as a dividend. Therefore, a U.S. holder will recognize capital gain or loss for United States federal income tax purposes upon the receipt of cash in lieu of a fractional share of Class A common stock in an amount equal to the difference between the amount of cash received and such holder's adjusted tax basis in such fractional share. This capital gain or loss will be taxable as described under "—Sale or Exchange of Debentures or Class A Common Stock Received upon Conversion of Debentures" below.

        Class A common stock received upon a conversion that is attributable to accrued but unpaid interest not previously included in gross income will be subject to tax as ordinary income. In addition, a U.S. holder's tax basis in Class A common stock received upon a conversion that is attributable to accrued and unpaid interest should be equal to the amount of such accrued and unpaid interest and the holding period for Class A common stock attributable to accrued and unpaid interest may begin no earlier than the date the interest accrued and may begin as late as on the day following the date of conversion.

Conversion of Debentures if We Elect Net Share Settlement or Deliver a Combination of Class A Common Stock and Cash or All Cash

        If we elect a "net share settlement" upon conversion (see "Description of the Debentures—Settlement Upon Conversion"), or deliver a combination of Class A Common Stock and cash or all cash (see "Description of the Debentures—Settlement Upon Conversion") the U.S. federal income tax treatment of a U.S. holder's conversion of the debentures into our Class A common stock and cash is uncertain. U.S. holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange as briefly discussed below. Upon conversion of a debenture into cash, a U.S. holder generally will be subject to the rules described under "—U.S. Holders—Sale or Exchange of Debentures or Class A Common Stock Received upon Conversion of Debentures" below.

        Possible treatment as part conversion and part redemption.    The conversion of a debenture into shares of our Class A common stock and cash may be treated for United States federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the debentures. In that event, a U.S. holder would not recognize any income, gain or loss with respect to the portion of the debentures considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock and shares of our Class A common stock received that are attributable to accrued but unpaid interest not previously included in gross income, as discussed above. A U.S. holder's adjusted tax basis in the stock received upon conversion generally would be equal to the portion of its adjusted tax basis in a debenture allocable to the portion of the debenture deemed converted (less the basis allocable to any fractional share for which the U.S. holder receives cash). A U.S. holder's holding period for such Class A common stock generally would include the period during which the U.S. holder held the debenture.

        With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the debenture, a U.S. holder generally would recognize gain or loss equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis allocable to such portion of the debenture. Gain or loss recognized will be long-term capital gain or loss if the U.S. holder has held the debenture for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

        Possible treatment as a recapitalization.    The conversion of a debenture into our Class A common stock and cash may instead be treated in its entirety as a recapitalization for United States federal income tax purposes, in which case a U.S. holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Accordingly, such tax treatment may be less favorable to a U.S. holder than if the conversion were treated as part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, a U.S. holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares, which would be treated in the manner described above) and the fair market value of Class A common stock received (treating fractional shares as received for this purpose) in the exchange, excluding any amounts attributable to accrued but unpaid interest over (B) the U.S. holder's adjusted tax basis in the debentures; and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares). The U.S. holder would have an aggregate tax basis in the Class A common stock received in the conversion equal to the aggregate tax basis of the debentures converted (less any basis allocable to any fractional shares deemed received in the conversion), decreased by the aggregate amount of cash (other than cash in lieu of fractional shares) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares). The holding period for such Class A common stock received by the U.S. holder would include the period during which the U.S. holder held the debentures. Gain or loss recognized will be long-term capital gain or loss if the U.S. holder has held the debentures for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

        Treatment of accrued and unpaid interest.    Notwithstanding the foregoing, in either characterization, the amount received by a U.S. holder on the conversion of a debenture will be subject to United States federal income tax as ordinary income to the extent such amount is attributable to accrued and unpaid interest not previously included in gross income.

        U.S. holders are urged to consult their tax advisors with respect to the United States federal income tax consequences resulting from the exchange of debentures into a combination of cash and Class A common stock.

Sale or Exchange of Debentures or Class A Common Stock Received upon Conversion of Debentures

        Upon the sale or exchange of a debenture (other than a conversion), or of Class A common stock received upon conversion of a debenture, a U.S. holder generally will recognize capital gain or loss equal to the difference between (a) the amount of cash proceeds and the fair market value of any property received on such sale or exchange (except to the extent such amount is attributable to accrued interest, which will be subject to tax as ordinary income to the extent not previously included in gross income by the U.S. holder) and (b) the U.S. holder's adjusted tax basis in the debenture or Class A common stock. Such gain or loss will be long-term if the U.S. holder is treated as holding the debenture or Class A common stock received upon conversion of a debenture for more than one year at the time of sale or exchange. Generally, long-term capital gain for certain non-corporate U.S. holders (including individuals) is eligible for a reduced rate of taxation. The amount deductible in respect of a capital loss is subject to limitations under the Code.

Constructive Distributions

        If at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the debentures, the conversion rate of the debentures is adjusted, such adjustment generally will be deemed to be the payment of a taxable dividend, for United States federal income tax purposes, to U.S. holders of the debentures. For example, an adjustment of the conversion rate in the event of distributions of our debt instruments, or our assets, or an adjustment in the event of a cash dividend, generally will result in deemed dividend treatment to U.S. holders of the debentures. In contrast, an adjustment in the event of pro rata stock dividends or the pro rata distribution of rights to subscribe for our Class A common stock generally will not result in a taxable distribution to U.S. holders of debentures for U.S. federal income tax purposes. As a result, a U.S. holder could have taxable income as a result of an event pursuant to which the U.S. holder receives no cash or property. Moreover, if there is not a full adjustment to the conversion ratio of the debentures to reflect a stock dividend or other event increasing the proportionate interest of the stockholders in our assets or earnings and profits, then such increase in the proportionate interest of the stockholders generally will be treated as a distribution to the stockholders, taxable as a dividend to the extent of our current and/or accumulated earnings and profits. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the debentures in such circumstances, however, will generally not be considered to result in a constructive dividend distribution. U.S. holders should consult their tax advisors concerning the appropriate tax treatment of an increase in the conversion rate by reason of a fundamental change.

Distributions

        Cash distributions, if any, made on our Class A common stock generally will be included in the gross income of a U.S. holder of our Class A common stock as dividend income to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Cash distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of such U.S. holder's adjusted tax basis in the Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock. Dividends received by a corporate U.S. holder that is subject to United States federal income tax may be eligible for a dividends received deduction. Dividends received by certain non-corporate U.S. holders (including individuals) will generally be subject to tax at a reduced rate of United States federal income tax, provided certain holding period and other requirements are satisfied.

Backup Withholding and Information Reporting

        Payments we make to a U.S. holder related to the debentures or the Class A common stock will be reported to the IRS, unless the U.S. holder is an exempt recipient or otherwise establishes an exemption. Backup withholding may apply to payments received by a U.S. holder if the U.S. holder fails to provide us with certain identifying information (including the U.S. holder's correct taxpayer identification number) in the manner required or is not otherwise exempt from this requirement. Generally, individuals are not exempt recipients and corporations are exempt recipients. The amount of backup withholding withheld from payments to a U.S. holder will be allowed as a credit against the U.S. holder's United States federal income tax liability and may entitle the U.S. holder to a refund provided the U.S. holder timely furnishes the required information to the IRS.

Non-U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. holder (as defined above).

Taxation of Interest

        Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the Non-U.S. holder's country of residence), collected by means of withholding by the payor. Payments of interest on the debentures to most Non-U.S. holders, however, will qualify as "portfolio interest," and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. holder that:

  •
  owns, actually or constructively, at least 10% of our voting stock;

  •
  is a bank that acquired the debentures in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; or

  •
  is a "controlled foreign corporation" that is related to us.

        In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation's voting stock.

        The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. holders described below apply only if the holder certifies its nonresident status. A Non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent prior to the payment. If the Non-U.S. holder holds the note through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The Non-U.S. holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Sale, Exchange, Redemption, Conversion or Other Disposition of Debentures

        Non-U.S. holders generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of debentures (other than with respect to payments attributable to accrued interest, which will be taxed as described under "—Non-U.S. holders—Taxation of Interest" above), unless:

  •
  the gain is effectively connected with the conduct by the Non-U.S. holder of a U.S. trade or business (and if an income tax treaty applies, the gain is attributable to the Non-U.S. holder's permanent establishment), in which case it would be subject to tax as described below under "—Non-U.S. holders—Income or Gains Effectively Connected with a U.S. Trade or Business";

  •
  the Non-U.S. holder was a citizen or resident of the United States and is subject to certain special rules that apply to expatriates;

  •
  subject to certain exceptions, the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition, in which case the gain would be subject to a flat 30% tax, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S.; or

  •
  the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

        The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of debentures if we are, or were within five years before the transaction, a "U.S. real property holding corporation" (or USRPHC). In general, we would be a USRPHC if interests in U.S. real estate comprised most of our assets. We do not believe that we are a USRPHC or that we will become one in the future.

Dividends

        Dividends paid to a Non-U.S. holder on Class A common stock received on conversion of a note (and any taxable constructive stock dividends as described under "—U.S. holders—Constructive Distributions" above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax, however, may be reduced under the terms of an applicable income tax treaty between the United States and the Non-U.S. holder's country of residence. A Non-U.S. holder should demonstrate its entitlement to treaty benefits by delivering a properly executed IRS Form W-8BEN or appropriate substitute form.

Sale of Class A Common Stock

        Non-U.S. holders generally will not be subject to U.S. federal income tax on any gains realized on the sale, exchange, or other disposition of Class A common stock, unless the exceptions described under "—Non-U.S. holders—Sale, Exchange, Redemption, Conversion or Other Disposition of Debentures" above apply.

Income or Gains Effectively Connected With a U.S. Trade or Business

        The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of debentures or common stock by a Non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the debentures, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the debentures or common stock is effectively connected with a U.S. trade or business conducted by the Non-U.S. holder, then the income or gain will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. holders. If the Non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI or appropriate substitute form. If the Non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a "branch profits tax." The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

        The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on his returns. The backup withholding tax rate is currently 28%.

        Payments of interest or dividends to U.S. holders of debentures or Class A common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt payee, such as a corporation, or (2) provides us or our paying agent with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of debentures or Class A common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

        We must report annually to the IRS the interest and/or dividends paid to each Non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under "—Non-U.S. holders—Taxation of Interest" and "—Non-U.S. holders—Dividends" above. Copies of these reports may be made available to tax authorities in the country where the Non-U.S. holder resides. Payments to Non-U.S. holders of dividends on our Class A common stock or interest on the debentures may be subject to backup withholding unless the Non-U.S. holder certifies its nonresident status on a properly executed IRS Form W-8BEN or appropriate substitute form. Payments made to Non-U.S. holders by a broker upon a sale of the debentures or our common stock will not be subject to information reporting or backup withholding as long as the Non-U.S. holder certifies its foreign status.

        Any amounts withheld from a payment to a holder of debentures or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters, and the underwriters have severally agreed to purchase, the following respective aggregate principal amount of debentures:

Name	Principal Amount
Morgan Stanley & Co. Incorporated	$178,750,000
Wachovia Capital Markets, LLC	113,750,000
Deutsche Bank Securities Inc.	32,500,000

Total	$325,000,000

        The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the debentures offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the debentures offered by this prospectus supplement and the accompanying prospectus if any debentures are taken. However, the underwriters are not required to take or pay for any debentures covered by the option of the underwriters to purchase additional debentures as described below.

        The underwriters initially propose to offer the debentures directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the debentures are released to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

        We have granted to the underwriters an option (exercisable for 30 days from the date of the closing of this offering) to purchase, in the event the underwriters sell more than $325.0 million principal amount of debentures, up to an additional $48.75 million aggregate principal amount of debentures at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions, solely to cover over-allotments.

        The following table shows the total underwriting discounts and commissions to be paid to the underwriters by us for the debentures. These amounts are shown assuming both no exercise and full exercise of the option of the underwriters to purchase up to $48.75 million additional principal amount of debentures.

Underwriting Discounts and Commissions Paid by Us	No Exercise	Full Exercise
Per $1,000 principal amount of debentures	$25.00	$25.00

Total	$8,125,000	$9,343,750

        The debentures are a new issue of securities with no established trading market. The underwriters have advised us that they presently intend to make a market in the debentures as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the debentures and any such market-making activity may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the debentures.

        We, substantially all of our directors and executive officers, and the selling stockholders in the concurrent offering have agreed, without the prior written consent of Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., not to, during the period ending 90 days immediately after the date of this prospectus supplement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock; or

  •
  file any registration statement with the Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

whether any transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise.

        The restrictions described in the preceding paragraph do not apply to:

  •
  the issuance and sale of the debentures offered by this prospectus supplement or of the Class A common stock offered in the concurrent offering;

  •
  the issuance of shares of our Class A common stock upon conversion of the debentures;

  •
  the issuance by us of shares of our Class A common stock upon the exercise of options or a warrant or the conversion of a security outstanding as of the date of this prospectus supplement;

  •
  the issuance by us of shares of our Class A common stock, options or other rights under our existing stock option plan, stock ownership plan or other employee plan;

  •
  the sale by any of our directors and executive officers of shares of our Class A common stock through existing Rule 10b5-1 plans as in effect on March 16, 2006;

  •
  the transfer by any of our directors and executive officers as a bona fide gift of our Class A common stock, provided that the transferee agrees to be bound by such restrictions and certain other conditions are satisfied;

  •
  direct or indirect transfers or disposals by any of the selling stockholders of shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, provided that the transferee (if other than our company) agrees to be bound by such restrictions;

  •
  the tender by any of the selling stockholders of their shares of our common stock into a tender offer for all of the shares of our common stock or the direct or indirect transfer or disposal of shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock as part of a business combination transaction involving our company; or

  •
  certain transactions by any person other than us relating to shares of our Class A common stock or other securities acquired in open market transactions after the completion of the offering of the debentures.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The debentures constitute a new issue of securities for which there currently is no market. We do not intend to list the debentures on any national securities exchange or include them in any automated quotation system.

        In order to facilitate the offering of the debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debentures. Specifically, the underwriters may sell a greater principal amount of debentures than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of debentures available for purchase by the underwriters under their option to purchase additional debentures. The underwriters can close out a covered short sale by exercising their option to purchase additional debentures or purchasing the debentures in the open market. In determining the source of debentures to close out a covered short sale, the underwriters will consider, among other things, the open market price of debentures compared to the price available under the over-allotment option. The underwriters may also sell debentures in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing debentures in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the debentures in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, debentures in the open market to stabilize the price of the debentures. These activities may raise or maintain the market price of the debentures above independent market levels or prevent or retard a decline in the market price of the debentures. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock or the price of the debentures. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

        The underwriters and their affiliates have provided and may provide financial advisory and investment banking services to certain former and existing stockholders and us, for which they receive customary fees.

LEGAL MATTERS

        Certain legal matters relating to the debentures offered hereby will be passed upon for us by Faegre & Benson LLP, Denver, Colorado. The underwriters have been represented in connection with this offering by Shearman & Sterling LLP, New York, New York and Davis Polk & Wardwell, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of Time Warner Telecom Inc. appearing in Time Warner Telecom Inc.'s Form 10-K for the year ended December 31, 2005, and Time Warner Telecom Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein and in the registration statement by reference. Such financial statements and management's assessment have been incorporated herein and in the registration statement by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any document we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

  •
  our Definitive Proxy Statement on Schedule 14A filed on April 29, 2005;

  •
  Current Reports on Form 8-K filed on January 20, 2005, April 4, 2005, April 26, 2005, May 9, 2005, June 1, 2005, June 21, 2005, July 21, 2005, October 13, 2005, December 29, 2005, January 11, 2006, February 2, 2006, February 16, 2006, February 23, 2006 and March 22, 2006; and

  •
  the description of our Class A common stock contained in the Registration Statement on Form 8-A as declared effective by the SEC on July 28, 1999.

        All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before all of the debentures offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, other than, unless we specifically provide otherwise, portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Corporate Secretary Time Warner Telecom Inc. 10475 Park Meadows Drive Littleton, Colorado 80124 Telephone: (303) 566-1000

        Documents may also be available on our web site at www.twtelecom.com. Information contained on our web site is not a prospectus and does not constitute part of this prospectus.

PROSPECTUS

Debt Securities
Preferred Stock
Class A Common Stock
Class B Common Stock
Securities Warrants

        We may offer, from time to time, debt securities, shares of Class A common stock, shares of preferred stock, or warrants to purchase our debt or equity securities. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our Class A common stock or Class B common stock.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that will describe the method and terms of the related offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Our Class A common stock is quoted on the Nasdaq National Market under the symbol "TWTC."

        See "Risk Factors" on page 1 for a discussion of certain factors that you should consider before purchasing our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We or the selling stockholders may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of the underwriters will be stated in the prospectus supplements and other offering material. We or the selling stockholders may also sell securities directly to investors.

This prospectus is dated March 17, 2006

TABLE OF CONTENTS

About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
The Company
Risk Factors
Use of Proceeds
Ratio of Earnings to Fixed Charges
Dividend Policy
Description of Debt Securities
Description of Capital Stock
Description of Securities Warrants
Legal Matters
Experts

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell debt securities, shares of Class A common stock, shares of preferred stock, or warrants to purchase our debt or equity securities, either separately or in units, in one or more offerings. In addition, selling stockholders to be named in a prospectus supplement may sell, from time to time, shares of our Class A common stock or Class B common stock. Each time we or any selling stockholder offers securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC's World Wide Web site at http://www.sec.gov.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, information in a document incorporated by reference in this prospectus automatically updates and supercedes information in earlier documents that are incorporated by reference in this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, or between information set forth in one or more documents incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Definitive Proxy Statement on Schedule 14A filed on April 29, 2005;

  •
  Current Reports on Form 8-K filed on January 20, 2005, April 4, 2005, April 26, 2005, May 9, 2005, June 1, 2005, June 21, 2005, July 21, 2005, October 13, 2005, December 29, 2005, January 11, 2006, February 2, 2006, February 16, 2006, and February 23, 2006; and

  •
  The description of our common stock contained in the Registration Statement on Form 8-A as declared effective by the SEC on July 28, 1999.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                      Corporate Secretary
                      Time Warner Telecom Inc.
                      10475 Park Meadows Drive
                      Littleton, Colorado 80124
                      (303) 566-1000

ii

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption "Risk Factors" in our SEC reports incorporated in this prospectus by reference. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above. We do not have any intention or obligation to update forward-looking statements to reflect new information, future events or risks or the eventual outcome of the facts underlying the forward-looking statements.

iii

THE COMPANY

        We are a leading provider of managed network solutions to a wide range of business customers and organizations throughout the United States. We deliver data, dedicated Internet access, and local and long distance voice services. Our customers are principally enterprise organizations in the health care, finance, higher education, manufacturing and hospitality industries, state, local and federal government entities, as well as long distance carriers, incumbent local exchange carriers, competitive local exchange carriers, wireless communications companies, and Internet service providers.

        We operate in 44 metropolitan markets that have high concentrations of medium- and large-sized businesses. As of December 31, 2005, our networks spanned 20,604 route miles and contained the equivalent of 965,274 fiber miles. We offer service in 22 states to approximately 5,982 buildings served entirely by our own network facilities and 16,246 buildings served through the use of our fiber network, and our switching facilities (for switched services) with leased services from other carriers to connect our distribution ring to the customer location. We continue to expand our footprint within our existing markets by connecting our network into additional buildings. We also have expanded our Internet Protocol, or IP, backbone data networking capability between markets supporting end-to-end Ethernet connections for customers, and have selectively interconnected existing service areas within regional clusters with fiber optic facilities that we own or lease. In addition, we provide on-net inter-city switched services that provide our customers a virtual presence in a remote city.

        We have two classes of common stock outstanding, Class A common stock and Class B common stock. Holders of Class A common stock have one vote per share and holders of Class B common stock have ten votes per share. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. Currently, the Class B common stock is collectively owned directly or indirectly by Time Warner Inc., and by Advance Telecom Holdings Corporation and Newhouse Telecom Holdings Corporation, which we refer to collectively as Advance/Newhouse. Holders of Class A common stock and Class B common stock generally vote together as a single class. However, some matters require the approval of 100% of the holders of the Class B common stock, voting separately as a class, and some matters require the approval of a majority of the holders of the Class A common stock, voting separately as a class. As of December 31, 2005, the Class B stockholders had approximately 93% of the combined voting power of the outstanding common stock and were represented by five members of the Board of Directors.

        Our principal executive offices are located at 10475 Park Meadows Drive, Littleton, Colorado 80124, and our telephone number is (303) 566-1000. Our Internet address is http://www.twtelecom.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus.

RISK FACTORS

        Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds to us from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. We will not receive any proceeds from sales of securities by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended
	2005	2004	December 31, 2003	2002	2001
Ratio (Deficiency) of Earnings to Fixed Charges	(110,941)	(135,111)	(86,605)	(368,118)	(136,565)

        For purposes of calculating the deficiency of earnings to cover fixed charges, earnings were calculated by adding (i) net income (loss) before income taxes and cumulative effect of change in accounting principle, and (ii) fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest and the portion of rents representative of an interest factor.

        For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DIVIDEND POLICY

        We have never paid or declared any dividends and do not anticipate paying any dividends in the foreseeable future. The decision whether to pay dividends will be made by our Board of Directors in light of conditions then existing, including our results of operations, financial condition and requirements, business conditions, covenants under loan agreements and other contractual arrangements, and other factors. In addition, the indentures for each of our outstanding series of senior notes and the credit agreement governing our revolving credit facility and term loan B facility contain covenants that effectively prevent us from paying cash dividends on our common stock for the foreseeable future.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities we will provide the specific terms of such series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

        We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement. You should read the form of indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

        The debt securities will be our unsecured direct obligations and may be convertible into shares of our common stock or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301)

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price at which the debt securities will be issued;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the maturity date of the debt securities;

  •
  if the debt securities will bear interest:

  •
  the per annum interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

  •
  the date from which interest will accrue;

  •
  the record and interest payment dates for the debt securities;

  •
  the first interest payment date; and

  •
  any circumstances under which we may defer or capitalize interest payments;

  •
  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

  •
  any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

  •
  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

  •
  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

  •
  whether the provisions described under the heading "Defeasance" below apply to the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;

  •
  any special tax implications of the debt securities; and

  •
  any other terms of the debt securities. (Section 301)

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

Payment; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Conversion and Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into common stock or preferred stock or other debt securities. Those terms could include:

  •
  whether the debt securities are convertible into or exchangeable for common stock or preferred stock;

  •
  the conversion price or exchange ratio, or the manner of calculating the same;

  •
  the conversion or exchange period;

  •
  provisions regarding whether conversion or exchange will be at our option or at the option of the holders;

  •
  the events requiring an adjustment of the conversion price or exchange ratio; and

  •
  provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Consolidation, Merger or Sale

        We may not consolidate or merge with or into any other person or convey, transfer, or lease all or substantially all of our assets to another person unless:

  •
  we are the resulting or surviving person or the resulting, surviving or acquiring person, if other than us, is a corporation organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our liabilities and obligations under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

  •
  immediately after the transaction, no event of default exists; and

  •
  we deliver an officer's certificate and an opinion of counsel to the trustee stating that such transaction is in compliance with the terms of the indenture. (Section 801)

        If we consolidate or merge with or into any other person and we are not the resulting or surviving person or we convey, transfer or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting, surviving or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, other than in the case of a lease, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, an "event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)

        The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers' certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1008) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of the debt securities, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  such holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

  •
  the trustee has not started the proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. (Section 507)

        However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment thereof. (Section 508)

Modification and Waiver

        Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

  •
  change the stated maturity date of any payment of principal of or any premium or interest on the debt securities;

  •
  reduce certain payments due on the debt securities;

  •
  change the place of payment or currency in which any payment on the debt securities is payable;

  •
  limit a holder's right to sue us for the enforcement of certain payments due on the debt securities;

  •
  reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

  •
  limit a holder's right, if any, to repayment of debt securities at the holder's option; or

  •
  modify any of the foregoing requirements or reduce the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or waive certain defaults under the indenture. (Section 902)

        In addition, under the indenture we and the trustee may supplement the indenture without notice to or the consent of any holder to, among other action:

  •
  comply with the provisions concerning consolidation, merger and sale of assets;

  •
  add to the covenants for the benefit of holders of debt securities or any coupons, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to surrender any right or power granted to us in the indenture;

  •
  add any additional events of default;

  •
  provide for uncertificated notes in addition to or in place of certificated notes;

  •
  evidence and provide for the acceptance of appointment by a successor trustee;

  •
  cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision thereof, or to make any other provisions with respect to matters or questions arising under the indenture, provided such other provisions do not materially and adversely affect the interests of the holders of debt securities; or

  •
  add to or change or eliminate any provision of this indenture as is necessary or desirable to comply with any amendments to the Trust Indenture Act. (Section 901)

        Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:

  •
  waive compliance by us with certain restrictive covenants of the indenture; and

  •
  waive any past default under the indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

  •
  a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1009, 513)

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, "government obligations" mean:

  •
  securities of the same government that issued the currency in which the series of debt securities are denominated and in which interest is payable; or

  •
  securities of government agencies backed by the full faith and credit of that government. (Section 101)

        In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of such debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

  •
  holders of debt securities of that series can only look to the trust funds for payment of principal of, and any premium and interest on, the debt securities of that series. (Section 403)

        Under U.S. federal income tax law, a deposit and discharge as described above may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

  •
  the holder's cost or other tax basis for the debt securities, and

  •
  the value of the holder's interest in the trust.

        Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading "—Substitution of Collateral" below. You are urged to consult your own tax advisers as to the specific consequences of a deposit and discharge as described above, including the applicability and effect of tax laws other than U.S. federal income tax law.

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading "—Defeasance and Discharge" above:

  •
  we will not have to comply with the following restrictive covenants contained in the indenture:

  •
  Consolidation, Merger or Sale (Section 801);

  •
  Maintenance of Properties and Payment of Taxes and Other Claims (Sections 1005 and 1007); and

  •
  any other covenant we designate when we establish the series of debt securities; and

  •
  we will not have to treat the events described in the fourth bullet point under the heading "—Events of Default" as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth and sixth bullet points under the heading "—Events of Default" as events of default under the indenture in connection with that series.

        In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

        If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums due on the debt securities of that series (such as sinking fund payments) on the date the payments were originally scheduled to be due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of such acceleration. However, we would remain liable for the balance of such payments. (Section 1501)

        Substitution of Collateral.    At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations that would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)

No Personal Liability of Some Persons

        No past, present or future stockholder, incorporator, employee, officer or director of ours or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee, officer or director.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary and is subject to the provisions of our restated certificate of incorporation, our by-laws and the relevant provisions of the law of Delaware. Our restated certificate of incorporation provides for authorized capital stock of 459.8 million shares, including 277.3 million shares of Class A common stock, $.01 par value per share, 162.5 million shares of Class B common stock, $.01 par value per share, and 20 million shares of preferred stock, $.01 par value per share. No preferred stock is outstanding.

Common Stock

        The relative rights of the Class A common stock and Class B common stock are substantially identical in all respects, except for voting rights and conversion rights.

        Voting Rights.    Each share of Class A common stock entitles the holder to one vote and each share of Class B common stock entitles the holder to 10 votes on each matter to be voted upon by the holders of the common stock. The holders of the shares of Class A common stock and Class B common stock vote as one class on all matters to be voted on by stockholders, including, without limitation, the election of directors and any proposed amendment to our restated certificate of incorporation that would increase the number of authorized shares of common stock or any class thereof or any other class or series of stock or decrease the number of authorized shares of any class or series of stock (but not below the number then outstanding), except as required by the Delaware General Corporation Law and except that,

  •
  as long as the outstanding Class B common stock represents at least 50% of the aggregate voting power of both classes of common stock outstanding, the approval of 100% of the Class B stockholders is required:

  •
  to amend, alter or repeal any provision of the restated certificate of incorporation, other than in connection with certain ministerial actions; or

  •
  for any direct or indirect disposition by us of capital stock of subsidiaries or assets that in either case represent substantially all of our assets and those of our subsidiaries on a consolidated basis; and

  •
  the approval of 100% of the Class B stockholders is required for the issuance of any additional shares of Class B common stock or any capital stock having more than one vote per share.

        Neither the holders of Class A common stock nor the holders of Class B common stock have cumulative voting rights.

        Dividends.    Each share of common stock is entitled to receive dividends from funds legally available therefor if, as and when declared by our board of directors. Class A common stock and Class B common stock share equally, on a share-for-share basis, in any dividends declared by our board of directors. If at any time a distribution of the Class A common stock or Class B common stock is to be paid in shares of Class A common stock, Class B common stock or any other of our securities or securities of any other person, such dividends may be declared and paid only as follows:

  •
  a share distribution consisting of Class A common stock to holders of Class A common stock and Class B common stock, on an equal per share basis; or to holders of Class A common stock only, but in such event there shall also be a simultaneous share distribution to holders of Class B common stock consisting of shares of Class B common stock on an equal per share basis;

  •
  a share distribution consisting of Class B common stock to holders of Class B common stock and Class A common stock, on an equal per share basis; or to holders of Class B common stock only, but in such event there shall also be a simultaneous share distribution to holders of Class A common stock consisting of shares of Class A common stock on an equal per share basis; and

  •
  a share distribution of shares of any class of our securities other than the common stock or the securities of any other person, either on the basis of a distribution of identical securities, on an equal per share basis to the holders of Class A common stock and Class B common stock, or on the basis of a distribution of one class of securities to the holders of Class A common stock and another class of securities to the holders of Class B common stock, provided that the securities so distributed do not differ in any respect other than relative voting rights and related differences in designations, conversion and share distribution provisions, with the holders of Class B common stock receiving the class having the higher relative voting rights, provided that if the securities so distributed constitute capital stock of a subsidiary of ours, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designations, conversion and distribution provisions between Class A common stock and Class B common stock. If we shall in any manner subdivide or combine the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A common stock or Class B common stock, as the case may be, that have been subdivided or combined.

        Conversion.    Under our restated certificate of incorporation, each share of Class B common stock is convertible at any time and from time to time at the option of the holder thereof into one share of Class A common stock. The Class A common stock has no conversion rights.

        Equivalent Consideration In Certain Transactions.    In the event of any merger, consolidation, acquisition of all or substantially all of our assets or other reorganization to which we are a party, in which any consideration is to be received by the holders of Class A common stock and Class B common stock, those holders must receive the Equivalent Consideration (as defined below) on a per share basis. Under our restated certificate of incorporation, "Equivalent Consideration" is defined as consideration of substantially equivalent economic value as determined by our board of directors at the time of execution of the definitive agreement relating to the applicable merger, consolidation, acquisition or reorganization, provided, that

  •
  the holders of Class A common stock can receive consideration of a different form from the consideration to be received by the holders of Class B common stock and

  •
  if the holders of Class A common stock and Class B common stock are to receive securities of any other person, such securities (and, if applicable, the securities into which the received securities are convertible, or for which they are exchangeable, or which they evidence the right to purchase) can differ with respect to their relative voting rights and related differences in conversion and share distribution provisions, with the holders of shares of Class B common stock receiving the class or series having the higher relative voting rights, and the differences permitted by this sub-paragraph are not taken into account in the determination of equivalent economic value.

        Other.    Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of common stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on our liquidation, dissolution or winding up. All outstanding shares are, and all shares of Class A common stock issuable upon conversion of any securities will be, when sold, validly issued, fully paid and nonassessable. We may not subdivide or combine shares of common stock without at the same time proportionally subdividing or combining shares of the other classes. We may redeem shares of any class of stock other than the Class B common stock to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from a governmental agency that is conditioned on some or all of the holders of our stock possessing certain qualifications. The redemption price would be the average trading price of the stock during the 45 days prior to such redemption, or the fair market value of the stock as determined by our board of directors, and may be paid in cash or certain securities, as determined by our board.

Preferred Stock

        Our board of directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the designation, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference and to fix the number of shares to be included in any such series. Any preferred stock so issued may rank senior to the Class A common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights.

Corporate Opportunities

        Our restated certificate of incorporation provides that the Class B stockholders are not restricted from engaging directly or indirectly in the same or similar business activities or lines of business as us. In the event that any of the Class B stockholders acquires knowledge of a potential transaction or matter that may be a corporate opportunity for such Class B stockholder and us, such corporate opportunity shall be allocated to the Class B stockholder if offered to any person who is an officer, employee or director of the Class B stockholder and/or us, unless such opportunity is expressly offered to such person primarily in his or her capacity as an officer, employee or director of us. Other than under these circumstances, the Class B stockholders shall have no duty to communicate or present such corporate opportunity to us.

Section 203 of the Delaware General Corporation Law

        Our restated certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a "business combination," as defined in that section, with an "interested stockholder," as defined in that section, for a period of three years after the date of the transaction in which the stockholder became an interested stockholder.

Limitations on Liability and Indemnification of Officers and Directors

        Our restated certificate of incorporation limits the liability of directors to us or our stockholders for breaches of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law, and also provides that no amendment of the indemnification provision in our certificate of incorporation will affect the liability of a director for acts or omissions occurring prior to such amendment. In addition, our restated by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law. We have entered into separate indemnification agreements with our current directors and executive officers that have the effect of providing such persons indemnification protection in the event our restated by-laws are subsequently amended.

Nasdaq Trading

        Our Class A common stock is listed on the Nasdaq National Market under the symbol "TWTC."

Transfer Agent and Registrar

        The transfer agent and registrar for the Class A common stock is Wells Fargo Bank, Minnesota N.A.

DESCRIPTION OF SECURITIES WARRANTS

        This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

        We may issue warrants for the purchase of debt securities, preferred stock or Class A common stock, which we will collectively refer to as the "securities warrants." Securities warrants may be issued alone or together with debt securities, preferred stock or Class A common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

        We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

        If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

  •
  the offering price;

  •
  the currencies in which the securities warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

  •
  the designation and terms of any series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or share of Class A common stock;

  •
  the date on and after which the holder of the securities warrants can transfer them separately from the related Class A common stock or series of debt securities or preferred stock;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

  •
  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of the securities warrants.

        Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

        If securities warrants for the purchase of preferred stock or Class A common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

  •
  the offering price;

  •
  the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

  •
  the designation and terms of the series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or share of Class A common stock;

  •
  the date on and after which the holder of the securities warrants can transfer them separately from the related Class A common stock or series of debt securities or preferred stock;

  •
  the number of shares of preferred stock or shares of Class A common stock that can be purchased if a holder exercises the securities warrants and the price at which the preferred stock or Class A common stock may be purchased upon each exercise;

  •
  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of the securities warrants.

        Securities warrants for the purchase of preferred stock or Class A common stock will be in registered form only.

        A holder of securities warrant certificates may:

  •
  exchange them for new certificates of different denominations;

  •
  present them for registration of transfer; and

  •
  exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement, if and to the extent that they are exercisable.

        Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock or Class A common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock or Class A common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

        Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or shares of Class A common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

        If the securities warrants are exercisable, a holder of securities warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

  •
  delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock or Class A common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

        We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Class A common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

  •
  if we issue capital stock as a dividend or distribution on the Class A common stock;

  •
  if we subdivide, reclassify or combine the Class A common stock;

  •
  if we issue rights or warrants to all holders of Class A common stock entitling them to purchase Class A common stock at less than the current market price; or

  •
  if we distribute to all holders of Class A common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of Class A common stock rights or warrants, excluding those referred to in the bullet point above.

        Except as stated above, the exercise price and number of shares of Class A common stock covered by a common stock warrant will not be adjusted if we issue Class A common stock or any securities convertible into or exchangeable for Class A common stock, or securities carrying the right to purchase Class A common stock or securities convertible into or exchangeable for Class A common stock.

        Holders of Class A common stock warrants may have additional rights under the following circumstances:

  •
  a reclassification or change of the Class A common stock;

  •
  a consolidation or merger involving our company; or

  •
  a sale or conveyance to a third party of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our Class A common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for Class A common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

LEGAL MATTERS

        Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

        The consolidated financial statements of Time Warner Telecom Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and Time Warner Telecom Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and Time Warner Telecom Inc. management's assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.